Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178389

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)
7.375% Senior Notes Due 2034	$143,750,000	95.1612%	$136,794,225	$15,677

(1)	Includes $18,750,000 that the underwriters have the option to purchase to cover over-allotments, if any.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the registration of $750 million principal amount of securities under the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-156394), filed March 24, 2009, the registrant paid a registration fee of $41,850, of which an unused balance of $22,579 for securities that have not been sold thereunder remains available for use under the registrant’s Registration Statement on Form S-3 (No. 333-178389), filed December 9, 2011 (the “2011 Registration Statement”), pursuant to which the securities are being offered by this prospectus supplement. Pursuant to Rule 457(p), the registrant is offsetting such amount that has already been paid against the $15,677 registration fee relating to the securities offered by this prospectus supplement. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the 2011 Registration Statement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 9, 2011)

$125,000,000

FOREST CITY ENTERPRISES, INC.

7.375% SENIOR NOTES DUE 2034

We are offering $125,000,000 aggregate principal amount of our 7.375% Senior Notes due 2034. We will pay interest on the notes quarterly on February 1, May 1, August 1 and November 1 of each year. The notes will mature on February 1, 2034. The notes are being offered as additional notes under an indenture pursuant to which we issued $100,000,000 aggregate principal amount of our 7.375% Senior Notes due 2034 on February 10, 2004. The notes offered hereby and those previously issued notes will be treated as a single series of debt securities under the indenture. The terms of the notes, other than their issue date and public offering price, will be identical to the previously issued notes and will trade interchangeably with the previously issued notes. We may redeem some or all of the notes at any time at a redemption price equal to the principal amount being redeemed plus any accrued and unpaid interest.

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness. The notes will be issued only in registered form in denominations of $25 and integral multiples of $25.

The notes will be evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”). Except as described in this prospectus supplement, beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes described in this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The previously issued notes are listed on the New York Stock Exchange (the “NYSE”) under the symbol “FCY.” We have applied to have the notes offered hereby listed on the NYSE immediately upon settlement.

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page S-5 and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 2, 2012, which are incorporated by reference herein.

	Per Note	Total
Public Offering Price(1)	95.1611%	$118,951,326.39
Underwriting Discounts and Commissions	2.9976%	$3,747,000
Proceeds to Forest City Enterprises, Inc. (before expenses)	92.1635%	$115,204,326.39

(1)	The public offering price set forth above does not include accrued interest in the amount of $1,587,674. Interest on the notes accrues from May 1, 2012, and the accrued interest for the period from and including May 1, 2012 to and excluding the settlement date must be paid by purchasers of the notes.

Less than 5% of the notes offered hereby were sold at the public offering price to members of the Ratner and Miller families, certain of our executive officers and directors, relatives of our directors and officers, and trusts for the benefit of any of the foregoing.

The underwriters may also purchase up to an additional $18,750,000 principal amount of the notes at the public offering price, less the underwriting discount, to cover overallotments, if any, within the 30-day period beginning on the date of this prospectus supplement.

The underwriters expect to deliver the notes offered hereby in book-entry form through the facilities of DTC on or about July 3, 2012.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	Barclays

Co-Managers

RBC Capital Markets	PNC Capital Markets LLC	KeyBanc Capital Markets

June 28, 2012

PROSPECTUS SUPPLEMENT

PROSPECTUS

We are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. We are offering to sell the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the notes.

The distribution of this prospectus supplement and the offering and sale of the notes in certain jurisdictions may be restricted by law. We and the underwriters require persons in whose possession this prospectus supplement comes to inform themselves about and to observe any such restrictions.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the debt securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference therein.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Forest City,” “we,” “us,” “our” or similar references mean Forest City Enterprises, Inc. and not its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference therein is only accurate as of their respective dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed beginning on page S-5 of this prospectus supplement and Item 1A of our Annual Report on Form 10-K for the year ended January 31, 2012 (our “Annual Report”) and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, the strategic decision to reposition or divest portions of our land business, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the SEC. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Investors are cautioned not to place undue reliance on such forward-looking statements.

S-ii

SUMMARY

This summary highlights selected information from this prospectus supplement but may not contain all information that may be important to you. This prospectus supplement includes specific terms of this offering, information about our business and financial data. We encourage you to read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein in their entirety before making an investment decision.

THE COMPANY

Founded in 1920 and publicly traded since 1960, we are principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land in 28 states and the District of Columbia. At April 30, 2012, we had approximately $10.5 billion of consolidated assets. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco and Washington, D.C., and our corporate headquarters is located in Cleveland, Ohio. Our portfolio of real estate assets is diversified both geographically and among property types.

We operate our business through three primary strategic business units:

•	Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects.

•

Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. It also develops for-sale condominium projects and owns interests in entities that develop and manage military family housing.

•

Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. On January 31, 2012, our Board of Directors approved a strategic decision by senior management to reposition or divest significant portions of our Land Development Group and is actively reviewing alternatives to do so.

We are incorporated in the State of Ohio. Our principal executive offices are located at the Terminal Tower, 50 Public Square, Suite 1360, Cleveland, Ohio 44113-2203 and our telephone number is (216) 621-6060.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read this prospectus supplement before making an investment in the notes. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our” and “us” refer to Forest City Enterprises, Inc. and not any of its consolidated subsidiaries.

Issuer	Forest City Enterprises, Inc., an Ohio corporation.

Securities

$125,000,000 principal amount of 7.375% Senior Notes due 2034. The notes are being offered as additional notes under an indenture pursuant to which we issued $100,000,000 principal amount of our 7.375% Senior Notes due 2034 on February 10, 2004. The notes offered hereby and those previously issued notes will be treated as a single series of debt securities under the indenture.

Maturity	February 1, 2034, unless earlier redeemed or repurchased.

Issue Price	95.1611% plus accrued interest from May 1, 2012.

Redemption

We may redeem the notes, at our option and at any time, in whole or part, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest up to but not including the date of redemption.

Ratio of Earnings to Fixed Charges	See “Ratio of Earnings to Fixed Charges” in this prospectus supplement.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries (including trade and other payables). In addition, the notes will be effectively subordinated to all of our existing and future secured debt to the extent of the collateral securing such debt. As of April 30, 2012, we had:

•    $1,009.6 million of senior unsecured indebtedness outstanding equal in right of payment to the notes; and

•    $29.0 million of subordinated indebtedness.

In addition, as of April 30, 2012, our subsidiaries had consolidated liabilities (including trade and other payables) outstanding in an amount of $7.5 billion, all of which would be structurally senior to the notes.

Covenants	The indenture governing the notes contains certain covenants. See “Description of Notes—Covenants.”

Use of Proceeds	We estimate the net proceeds we receive from this offering, including accrued interest, will be approximately $116.8 million, after deducting the underwriting discount.

We intend to use the net proceeds from this offering to redeem a portion of our outstanding 7.625% Senior Notes due June 1, 2015. Pending application of the net proceeds, the net proceeds will be held in an escrow account and invested in short-term, investment grade, interest-bearing securities.

Book-entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for securities in definitive form, except in limited circumstances.

Event of Default

Except as noted below, if an event of default on the notes occurs, the principal amount of the notes, plus accrued and unpaid interest thereon, if any, may be declared immediately due and payable, subject to certain conditions set forth in the indenture governing the notes. The notes will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Public Listing	The previously issued notes are listed on the NYSE under the symbol “FCY.” We have applied to list the new notes on the NYSE under the same symbol.

Certain U.S. Federal Income Tax Considerations

The notes offered hereby will be issued pursuant to a “qualified reopening” of the 7.375% Senior Notes due 2034 that were issued on February 10, 2004 (the “existing notes”). For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, all of the notes offered hereby will be deemed to have the same issue date and the same issue price as the existing notes.

A portion of the price paid for the notes offered hereby will be allocable to unpaid stated interest that “accrued” prior to the date such notes are sold pursuant to this offering (the “Pre-Issuance Accrued Stated Interest”). We intend to treat a portion of the first stated interest payment on the notes offered hereby in an amount equal to the Pre-Issuance Accrued Stated Interest as a return of the Pre-Issuance Accrued Stated Interest and not as an amount payable on such notes. Amounts treated as a return of the Pre-Issuance Accrued Stated Interest should not be taxable to a U.S. Holder when received. Prospective investors should consult their own tax advisors regarding the Pre-Issuance Accrued Stated Interest.

You should consult your tax advisor with respect to the application of U.S. federal income tax laws to your own particular situation, as well as any tax consequences of the purchase, ownership and disposition of the notes arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See “Material U.S. Federal Income Tax Considerations.”

Option to Purchase Additional Notes

The underwriters may also purchase up to an additional $18.75 million principal amount of the notes at the public offering price, less the underwriting discount, to cover allotments, if any, within a 30 day period, beginning on the date of this prospectus supplement.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included in this prospectus supplement or incorporated by reference into the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in the notes.

RISK FACTORS

An investment in our notes involves a degree of risk. You should carefully consider the risks described below and all of the information contained herein or incorporated by reference into the accompanying prospectus before deciding to purchase the notes. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into the accompanying prospectus. The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition and results of operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of the notes could decline. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

The notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries

The notes will be our senior unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future indebtedness that is not so subordinated; junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and liabilities incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our secured debt will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. In addition, our subsidiaries will not guarantee the notes. Accordingly, the notes will also be structurally subordinated to all existing or future unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders.

As of April 30, 2012, our total consolidated liabilities were approximately $8.5 billion, of which $1,009.6 million were senior unsecured liabilities outstanding equal in right of payment to the notes and $29.0 million was subordinated indebtedness. Of this amount, $7.5 billion were other consolidated liabilities of our subsidiaries (including trade and other payables), all of which would be structurally senior to the notes.

The notes are obligations of Forest City Enterprises, Inc. only, and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries

The notes are obligations exclusively of Forest City Enterprises, Inc. and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt, including the notes

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our ability to generate cash from our future financial and operating performance, which in turn is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time.

In addition, if we cannot generate sufficient cash flow from operations or replace, renew or refinance our debt or otherwise make payments on our debt when due, we will be in default under any such instrument, which could result in a cross-default under our other debt instruments, and as a result, holders of such debt could declare all outstanding principal and interest on such debt to be due and payable and we could be forced into bankruptcy or liquidation. Moreover, utilizing our cash flow and capital resources to fund our debt obligations could lead to substantial liquidity problems and we may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital, restructure our debt or revise or delay our strategic plans. We cannot assure you that we would be able to take any of the actions described above on terms acceptable to us, or at all, or that these actions would be permitted under the terms of our various debt instruments. Any of such actions may not enable us to pay the principal of the notes or other indebtedness as it becomes due. If we are required to take any such actions, it would have a material adverse effect on our business, financial condition and results of operations.

Forest City may be unable to repurchase the notes upon a change of control or certain asset dispositions

In the event of a change of control, Forest City will be required to make an offer to purchase the notes. In the event of certain asset sales, Forest City may also be required to repurchase the notes with excess proceeds from the asset sales. The Third Amended and Restated Guaranty of Payment of Debt dated March 30, 2011, as amended on July 13, 2011 (the “2011 guaranty”), prohibits the repayment of the notes if Forest City Rental Properties Corporation (“FCRPC”) is in default on payment of principal, interest or other charges due under the Third Amended and Restated Credit Agreement, dated March 30, 2011, as amended on July 13, 2011 (the “2011 FCRPC credit agreement”), and prohibits distributions by FCRPC to Forest City to pay the principal of the notes if, at the time Forest City is required to repurchase the notes, there is a continuing non-payment default. As a result of these provisions, Forest City will be unable to purchase the notes as required if, at the time it is required to repurchase the notes, there is a continuing default on payment of principal, interest or other charges due, or if there is a non-payment default, under the 2011 FCRPC credit agreement.

Further, since a change of control (through a change in management or ownership of Forest City) constitutes an event of default under the 2011 FCRPC credit agreement, after a change of control FCRPC will be prohibited from making payments to Forest City in order to provide Forest City with sufficient funds to repay the notes as required. Because of these provisions, Forest City may be unable to repurchase the notes unless FCRPC’s lenders waive these provisions or we refinance the 2011 FCRPC credit agreement. Furthermore, even if the lenders waive these provisions, Forest City cannot assure you that it will have the financial resources necessary to repurchase all of the notes tendered by the holders thereof in the event of a change in control, particularly if such change of control requires us to refinance, or results in the acceleration of, the 2011 FCRPC credit agreement or any other debt.

The 2011 FCRPC Credit Agreement and Forest City’s 2011 Guaranty may prevent payment on the notes

In the event of a continuing default on the payment of principal, interest or other charges due under the 2011 FCRPC credit agreement or under the 2011 guaranty, Forest City will be prohibited from making payments of principal and interest on the notes. In the event of a continuing non-payment default, the 2011 guaranty prohibits FCRPC from making any distribution to Forest City except as is necessary to pay interest (but not principal) on the notes.

We may redeem the notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return

We may redeem all or a portion of the notes at any time, as described under “Description of Notes.” If a redemption occurs, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

An increase in interest rates could cause a decrease in the market price of the notes

A variety of factors may influence the price of the notes in public trading markets. We believe that investors generally perceive companies engaged in the ownership, development, management and acquisition of commercial and residential real estate properties as yield-driven investments and compare the annual yield from distributions by such companies with yields on various other types of financial instruments. Thus, an increase in market interest rates generally could adversely affect the market price of the notes.

Changes in market conditions could continue to hurt the market price of our publicly traded securities

The stock market has experienced volatile conditions, particularly with respect to companies in the real estate industry, resulting in substantial price and volume fluctuations that are often unrelated or disproportionate to the financial performance of companies. These broad market and industry fluctuations may adversely affect the price of our Class A common stock regardless of our operating performance. A decline in the price of our Class A common stock could have an adverse effect on our business by reducing our ability to generate capital through sales of our Class A common stock, subjecting us to further credit rating downgrades and, in the case of a substantial decline, increasing the risk of not satisfying the NYSE’s continued listing standards.

An active trading market in the notes may not develop or be sustained

Although the notes offered hereby will be fungible with the $100,000,000 of our 7.375% Senior Notes due 2034 previously issued on February 10, 2004, for which a trading market currently exists, we cannot guarantee that such trading market will be maintained. We have applied to list the additional notes offered hereby on the NYSE. However, we cannot guarantee the liquidity of any trading market for the notes, your ability to sell the notes at any time or at all, or the price at which you would be able to sell the notes.

USE OF PROCEEDS

We estimate the net proceeds we receive from this offering, including accrued interest, will be approximately $115.9 million, after deducting the underwriting discount of $3.7 million and estimated offering expenses payable by us of $0.9 million. We estimate the net proceeds we receive from this offering will be approximately $133.4 million if the underwriters’ exercise their overallotment option in full.

We intend to use the net proceeds from this offering to redeem a portion of the outstanding 7.625% Senior Notes due 2015. Pending application of the net proceeds as described above, the proceeds will be held in an escrow account and invested in short-term, investment grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods shown.

	Three Months Ended April 30, 2012	Year Ended January 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)(2)	1.10	(3)	1.30	(4)	(5)	1.04
Ratio of earnings to combined fixed charges and preferred dividends(1)(2)	1.03	(3)	1.25	(4)	(5)	1.04

For purposes of determining the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as income from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates, plus fixed charges. For the ratio of earnings to fixed charges, fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. For the ratio of earnings to combined fixed charges and preferred dividends, the amount of pre-tax earnings required to cover any preferred stock dividend requirement is included as a fixed charge.

(1)	Included in earnings from continuing operations are non-cash charges related to depreciation and amortization of $52.8 million, $217.7 million, $233.9 million, $255.8 million, $255.7 million and $217.2 million for the three months ended April 30, 2012 and fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, respectively. Depreciation and amortization reduces earnings from continuing operations, but does not impact our ability to cover our fixed charges.
(2)	Included in earnings from continuing operations are non-cash charges related to impairment of real estate of $1.4 million, $119.3 million, $4.8 million, $8.9 million, $1.3 million and $0 for the three months ended April 30, 2012 and fiscal years ended January 31, 2012, 2011, 2010, 2009 and 2008, respectively. Impairment of real estate reduces earnings from continuing operations, but does not impact our ability to cover our fixed charges.
(3)	For the year ended January 31, 2012, the ratios were deficient of achieving a 1:1 ratio by $194.7 million and $219.9 million for the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends, respectively.
(4)	For the fiscal year ended January 31, 2010, each ratio was deficient of achieving a 1:1 ratio by $6.0 million.
(5)	For the fiscal year ended January 31, 2009, each ratio was deficient of achieving a 1:1 ratio by $78.8 million.

CAPITALIZATION

The following table sets forth our cash and equivalents as well as our capitalization as of April 30, 2012 on an actual basis and as adjusted as of such date giving effect to the issuance of the notes and the application of an estimated $115.9 million of net proceeds from this offering and the use of $9.1 million of cash and equivalents on hand at April 30, 2012 to redeem a portion of the outstanding 7.625% Senior Notes due 2015. You should read this table in conjunction with the information set forth under “Use of Proceeds” and the consolidated financial statements and notes incorporated by reference into the accompanying prospectus. This table assumes no exercise of the underwriters’ option to purchase additional notes to cover overallotments.

	As of April 30, 2012
	Actual	As Adjusted
	(Unaudited)
	(In thousands)
Cash and equivalents	$287,678	$278,570

Debt, including current portion
Mortgage debt and notes payable, nonrecourse	$5,671,705	$5,671,705
Bank revolving credit facility	—	—
Senior and subordinated debt
3.625% puttable senior equity-linked notes due 2014, net of discount of $787	199,213	199,213
7.625% senior notes due 2015	178,253	53,253
5.000% convertible senior notes due 2016	50,000	50,000
6.500% senior notes due 2017	132,144	132,144
4.250% convertible senior notes due 2018	350,000	350,000
7.375% senior notes due 2034	100,000	225,000
Subordinated debt	29,000	29,000

Total debt, including current portion	6,710,315	6,710,315

Shareholders’ equity
Preferred Stock—7.0% Series A cumulative perpetual convertible, without par value $50 liquidation preference; 6,400,000 shares authorized; 4,399,998 shares issued and outstanding, respectively, actual and as adjusted	220,000	220,000
Preferred Stock—without par value; 13,600,000 shares authorized; no shares issued	—	—
Common Stock—$.33 1/3 par value
Class A, 371,000,000 shares authorized; 148,687,783 shares issued and 148,501,425 shares outstanding, actual and as adjusted(1)	49,563	49,563
Class B, convertible, 56,000,000 shares authorized; 20,911,371 shares issued and outstanding, actual and as adjusted	6,970	6,970
Additional paid-in capital	742,283	742,283
Retained earnings	590,891	590,891
Less treasury stock, at cost; 186,358 Class A shares, actual and as adjusted	(3,043)	(3,043)

Shareholders’ equity before accumulated other comprehensive loss	1,606,664	1,606,664
Accumulated other comprehensive loss	(114,339)	(114,339)

Total shareholders’ equity	1,492,325	1,492,325

Noncontrolling interest	283,787	283,787

Total equity	$1,776,112	$1,776,112

Total capitalization	$8,486,427	$8,486,427

(1)	Excludes shares of our Class A Common Stock issuable under our 1994 Stock Plan including 4,657,381 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $33.16, 2,340,990 shares of unvested restricted stock, 301,954 contingently issuable shares (performance shares) and 3,129,500 shares available for future grants. Also excludes 3,646,755 shares of our Class A Common Stock issuable upon the conversion of Class A Common Units and any shares of our Class A Common Stock issuable upon (i) a put of our 3.625% puttable equity-linked senior notes due 2014, (ii) conversion of our 5.0% convertible senior notes due 2016, (iii) conversion of our 4.25% convertible senior notes due 2018 and (iv) conversion of our 7.0% Series A cumulative perpetual convertible preferred stock.

DESCRIPTION OF NOTES

You should read the following information in conjunction with the statements under “Description of Senior Debt Securities We May Offer” in the accompanying prospectus. This prospectus supplement replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus to the extent the terms of the notes described below are inconsistent with the provisions of the debt securities set forth in the accompanying prospectus.

We will issue the notes under an indenture, dated as of May 19, 2003, between Forest City and The Bank of New York Mellon Trust Company, N.A., as trustee. The $125,000,000 aggregate principal amount of the notes to be issued in this offering are additional notes under the indenture, and will be treated together with the previously issued notes as a single series of debt securities. The terms of the notes, other than their issue date and public offering price, will be identical to the previously issued notes. The notes offered hereby will have the same CUSIP and ISIN numbers as the previously issued notes and will trade interchangeably with the previously issued notes. References to the “notes” in this section of this prospectus supplement include both the outstanding notes and the notes offered hereby.

We will issue the notes in denominations of $25 and integral multiples of $25. The notes will mature on February 1, 2034. Interest on the notes accrues at a rate of 7.375% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months. Interest is due quarterly on February 1, May 1, August 1 and November 1. The record dates for such payments are January 15, April 15, July 15 and October 15. If payment is not made timely, the notes will accrue overdue interest at 2% per annum in excess of the stated interest rate until such time as all payments due have been made.

Principal of, and premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer and exchange, at the office or agency of Forest City maintained for that purpose in the Borough of Manhattan, The City of New York. However, Forest City may, at its option, pay interest on the notes by check mailed to the address of the person entitled thereto as it appears in the note register. Until otherwise designated by Forest City, that office or agency will be the corporate trust office of the trustee, as paying agent and registrar.

The statements under this caption relating to the notes and the indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all those terms, and prospective purchasers of the notes are referred to the indenture and the Trust Indenture Act for a statement thereof.

You can find the definitions of certain capitalized terms in this section under the subheading “Certain Definitions.”

All references to “Forest City” or “we” in this description refer solely to Forest City Enterprises, Inc., an Ohio corporation, and do not, unless otherwise indicated, include the subsidiaries or affiliates of Forest City Enterprises Inc. The risks relating to the status of Forest City Enterprises, Inc. as a holding company are discussed under “Risk Factors—The notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries” and “Risk Factors—The notes are obligations of Forest City Enterprises, Inc. only, and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.”

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries (including trade and other payables). In addition, the notes will be effectively subordinated to all of our existing and future secured debt to the extent of the collateral securing such debt. As of April 30, 2012, we had:

•	$1,009.6 million of senior unsecured indebtedness outstanding equal in right of payment to the notes; and

•	$29.0 million of subordinated indebtedness.

In addition, as of April 30, 2012, our subsidiaries had consolidated liabilities (including trade and other payables) outstanding in the amount of $7.5 billion, all of which would be structurally senior to the notes.

The FCRPC credit agreement prohibits the payment of principal and interest on the notes during the existence of a payment default under the FCRPC credit agreement or the guaranty. The notes will be effectively subordinated to all our existing and future senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

Amount Unlimited; Notes Issued as a Series

The $125,000,000 aggregate principal amount of the notes to be issued in this offering are additional notes under the indenture, and will be treated together with the notes issued on February 10, 2004 as a single series of debt securities. We may issue additional notes under the indenture. The additional notes may be in any amount and may be treated as part of the same series as the notes offered hereby for purposes of the indenture. If we issue additional notes as part of the same series as the notes, the additional notes and the notes will be treated as a single series for all purposes of the indenture, including waivers, amendments and redemptions. Under the terms of the indenture, we may also from time to time issue other series of notes with interest rates, maturities and other terms that are different than the notes. Unless the context otherwise requires, all references in this description to the notes include any additional notes issued as part of the same series.

Book-Entry, Delivery and Form

The notes will be issued in the form of a global note or notes. The Depository Trust Company, New York, New York, will act as the depositary for the global note or notes. Forest City will register the global note or notes in The Depository Trust Company’s name or in the name of its nominee. Except in the circumstances described below, global notes may be transferred only to the depositary or its nominee or to a successor of the depositary or its nominee. The depositary has also advised us that pursuant to procedures established by it:

•

upon the issuance by us of the global notes, the depositary will credit the accounts of participants designated by the underwriters with the principal amount of the global notes purchased by the underwriters; and

•	ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary.

The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

You can find further information regarding global notes and the depositary’s procedures for global notes under “Description of Senior Debt Securities We May Offer Global Securities” in the accompanying prospectus.

Neither Forest City nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Principal, premium and interest payments on the global notes registered in the name of the depositary or its nominee, as the case may be, will be made by Forest City, either directly or through a paying agent, to the depositary or its nominee, as the case may be, as the registered owner of the global notes. The depositary has advised Forest City and the trustee that its present practice is, upon receipt of any payment of principal, premium or interest, to credit immediately the accounts of the relevant participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global notes as shown on the records of the depositary. Payments by participants and indirect participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants or indirect participants.

As long as the notes are represented by the global notes, the depositary or its nominee, as the case may be, will be the holder of the notes and therefore will be the only entity that can exercise a right to cause the repurchase of the notes. The circumstances under which we may be required to repurchase the notes are described below under “—Repurchase at the Option of Holders—Asset Dispositions” and “—Change of Control.” Notice by participants or indirect participants of the depositary or by owners of beneficial interests in global notes held through those participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in the notes represented by the global notes must be transmitted to the depositary in accordance with its procedures on a form required by the depositary and provided to participants. In order to ensure that the depositary or its nominee, as the case may be, will timely exercise a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other participant or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to repayment. Different firms have cutoff times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cutoff time by which the instruction must be given in order for timely notice to be delivered to the depositary. Forest City will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Forest City will issue notes in definitive form in exchange for the global notes if:

•

the depositary is at any time unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by Forest City within 90 days;

•	an Event of Default under the indenture or an event that with notice or lapse of time, or both, would constitute an Event of Default under the indenture will have occurred or be continuing; or

•	Forest City so requests.

In each such instance, an owner of a beneficial interest in the global notes will be entitled to have notes equal in principal amount to its beneficial interest registered in its name and will be entitled to physical delivery of those notes in definitive form. The definitive notes will be registered in the names as the depositary will instruct the trustee. Notes so issued in definitive form will be issued in denominations of $25 and integral multiples of $25 and will be issued in registered form only, without coupons.

Optional Redemption

We may redeem the notes, at our option and at any time, in whole or part, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest up to but not including the date of redemption.

To redeem the notes as described in this section, Forest City must give at least 30 and at most 60 days’ notice by mail to each holder of notes that are to be redeemed. If Forest City redeems the notes, Forest City will pay any accrued and unpaid interest to, but excluding, the redemption date. A redemption will not affect the right of holders to receive interest on a scheduled interest payment date that occurs prior to the redemption date. If Forest City redeems less than all the notes, the trustee will select the notes for redemption in a manner the Trustee deems fair and appropriate. Partial redemption will be made in increments of $25.

Mandatory Redemption

Except as described below under “—Repurchase at the Option of Holders—Asset Dispositions” and “—Change of Control,” the notes will not have the benefit of any obligation of Forest City to repurchase notes at the option of the holders.

The notes will not have the benefit of any sinking fund.

Repurchase at the Option of Holders

Asset Dispositions

Forest City may not, and may not permit any Subsidiary to, make any Asset Disposition in one or more related transactions unless:

(1) Forest City or the Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of Forest City in good faith; and

(2) all Net Available Proceeds, less any amounts invested within 365 days of such disposition in assets of Forest City or any Subsidiary thereof used in a Permitted Business, including capital stock of an entity which is engaged in a Permitted Business, are applied within 365 days of such disposition to the permanent repayment or reduction of outstanding Debt that ranks equally to the notes, or any outstanding Debt of any Subsidiary of Forest City, the terms of which would require such application or prohibit the repurchase of the notes.

The amount of Net Available Proceeds from any Asset Disposition less any amounts used in a Permitted Business or applied to reduce Debt during the 365-day period set forth in the preceding sentence constitutes “Excess Proceeds.” Any Asset Disposition resulting from a condemnation of a property by a court or governmental agency having jurisdiction over such property will not be required to comply with clause (1) above, but will otherwise be treated as an Asset Disposition.

When the aggregate amount of Excess Proceeds exceeds $10,000,000, Forest City will, within 30 days thereof, apply the Excess Proceeds:

(1) first, to make an Offer to Purchase outstanding notes at 100% of their principal amount, plus accrued interest to the date of purchase, and, to the extent required by the terms thereof, any other Debt of Forest City that ranks equal to the notes at a price no greater than 100% of the principal amount of that Debt, plus accrued interest to the date of purchase;

(2) second, to the extent of any remaining Excess Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of Forest City that ranks equal to the notes, or any Debt of any Subsidiary of Forest City; and

(3) third, to the extent of any remaining Excess Proceeds, to any other use as determined by Forest City which is not otherwise prohibited by the terms of the indenture.

Upon the completion of an Offer to Purchase pursuant to this paragraph, the amount of Excess Proceeds will be reset to zero.

Change of Control

Within 30 days of the occurrence of a Change of Control, Forest City will be required to make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of purchase.

A “Change of Control” will occur when either:

(1) any person, other than a Permitted Holder, or any persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act other than Permitted Holders, together with any Affiliates or related persons thereof, will beneficially own, within the meaning of Rule 13d-3 under the Exchange Act at least 30% of the aggregate voting power of all classes of Forest City’s Voting Stock; or

(2) any person or group, other than Permitted Holders, together with any Affiliates or related persons thereof, will succeed in having a sufficient number of its nominees elected to the Board of Directors of Forest City such that such nominees, when added to any existing director remaining on the Board of Directors of Forest City after such election who was a nominee of or is an Affiliate or related person of such person or group, will constitute a majority of the Board of Directors of Forest City.

In the event that Forest City makes an Offer to Purchase the notes, Forest City intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

In order for Forest City to purchase the notes upon a Change of Control, it may be necessary for us to recapitalize and/or refinance some or all of our outstanding indebtedness or to seek the consent of our lenders. We cannot assure you that such recapitalization, refinancing or consent, if required, would be accomplished or obtained on favorable terms, in a timely manner or at all.

Forest City’s failure to make an Offer to Purchase or to purchase the notes pursuant to an Offer to Purchase will constitute an Event of Default under the indenture. See “Events of Default.”

Trading Characteristics

We expect the notes to trade at a price that takes into account the value, if any, of accrued but unpaid interest. However, for federal income tax purposes, the portion of the trading price of a note that is equal to interest accruing from May 1, 2012 to the date of issuance will not be treated as ordinary interest income to the purchaser for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the notes. See “Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Pre-Issuance Accrued Stated Interest.”

Covenants

The indenture contains, among others, the following covenants:

Limitation on Debt

Forest City may not Incur any Debt, and may not permit any Subsidiary of Forest City to Incur any Debt, unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof:

(1) Forest City’s Consolidated EBITDA to Interest Ratio for the last four full fiscal quarters for which quarterly or annual financial statements are available would be greater than 1.3 to 1; and

(2) Forest City’s Consolidated Adjusted Net Worth would be greater than its Minimum Adjusted Net Worth.

This limitation does not apply to the Incurrence by Forest City or its Subsidiaries of the following types of Debt:

(1) Debt Incurred by Forest City under its guarantee of the FCRPC credit agreement or by any Subsidiary of Forest City under the FCRPC credit agreement in an aggregate principal amount at any one time not to exceed $350 million, and any renewal, extension, refinancing or refunding thereof, including, without limitation, the replacement of the banks under the FCRPC credit agreement with a new group of banks in an amount which, together with any amount remaining outstanding or available under the FCRPC credit agreement, does not exceed $350 million; provided that such refinancing or refunding Debt does not have a Weighted Average Life that is less than the Weighted Average Life of the Debt being refinanced or refunded;

(2) performance guarantees and performance bonds, surety bonds and appeal bonds in each case incurred in the ordinary course of business and consistent with past practices;

(3) Debt, other than Debt described in another clause of this paragraph, outstanding on February 10, 2004;

(4) Debt owed by Forest City to any Wholly Owned Subsidiary of Forest City for which fair value has been received or Debt owed by a Subsidiary of Forest City to Forest City or a Wholly Owned Subsidiary of Forest City; provided, however, that any such Debt owing by Forest City to a Wholly Owned Subsidiary will be Subordinated Debt evidenced by an intercompany promissory note and upon either the transfer or other disposition by such Wholly Owned Subsidiary or Forest City of any Debt so permitted to a person other than Forest City or another Wholly Owned Subsidiary of Forest City or the issuance, other than directors’ qualifying shares, sale, lease, transfer or other disposition of shares of Capital Stock, including by consolidation or merger, of such Wholly Owned Subsidiary to a person other than Forest City or another such Wholly Owned Subsidiary, the provisions of this clause (4) will no longer be applicable to such Debt and such Debt will be deemed to have been Incurred at the time of such transfer or other disposition;

(5) Debt Incurred by a person prior to the time such person became a Subsidiary of Forest City, such person merged into or consolidated with a Subsidiary of Forest City or another Subsidiary of Forest City merged into or consolidated with such person, in a transaction in which such person became a Subsidiary of Forest City, which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction, provided that after giving pro forma effect to such transaction and treating any Debt as having been Incurred at the time of such transaction, Forest City could Incur at least $1.00 of additional Debt pursuant to the preceding paragraph;

(6) Development Debt Incurred by Forest City or any Subsidiary of Forest City; provided that the Incurrence of all such Development Debt would have been permitted under the limitations set forth in the first paragraph under “Limitation on Debt” on the date that the first $1.00 of such Debt was Incurred determined as if all such Development Debt had been incurred on the initial date of Incurrence; provided, further, that if all such Development Debt could be Incurred by Forest City or any Subsidiary of Forest City on such date in accordance with the immediately preceding provision, then individual borrowings or draw downs in an aggregate amount of such Development Debt will not be subject to the requirements of the preceding paragraph;

(7) Debt Incurred by Forest City or any of its Subsidiaries consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

(8) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Debt Incurred pursuant to the preceding paragraph or clause (3), (5) or (6) of this paragraph (each of the foregoing, a “refinancing”) in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by Forest City or the relevant Subsidiary as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Forest City or the Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

(a) in the case of any refinancing of Debt which is subordinated in right of payment to the notes, the refinancing Debt is Incurred by Forest City and constitutes Subordinated Debt;

(b) the refinancing Debt by its terms (i) does not have a Weighted-Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a maturity earlier than the final stated maturity of the Debt being refinanced and (ii) does not permit redemption or other retirement, including pursuant to an offer to purchase, of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt, including pursuant to an offer to purchase, which is conditioned upon provisions substantially similar to those described under “—Repurchase at the Option of Holders—Asset Dispositions” and “—Change of Control”; and

(c) in the case of any refinancing of Debt Incurred by Forest City, the refinancing Debt may be Incurred only by Forest City, and in the case of any refinancing of Debt Incurred by a Subsidiary, the refinancing Debt may be Incurred only by such Subsidiary; provided, further, that Debt Incurred pursuant to clause (8) above may not be Incurred more than 45 days prior to the application of the proceeds to repay the Debt to be refinanced; and

(9) Debt Incurred by Forest City or any Subsidiary of Forest City not otherwise permitted to be Incurred pursuant to clauses (1) through (8) above, which, together with any other outstanding Debt Incurred pursuant to this clause (9), has an aggregate principal amount not in excess of $50 million at any time outstanding.

Limitation on Preferred Stock of Subsidiaries

Forest City may not cause, and may not permit, any Subsidiary of Forest City to issue any Preferred Stock except:

(1) Preferred Stock held by a Wholly Owned Subsidiary or held by Forest City;

(2) Preferred Stock of an entity when it is acquired which is outstanding at the time of such acquisition and not incurred in anticipation of such acquisition if Forest City could Incur Debt in an amount equal to the liquidation value of such Preferred Stock pursuant to the first paragraph of “Limitation on Debt”; and

(3) Preferred Stock issued by a Subsidiary of Forest City, other than Forest City Rental Properties Corporation, if:

(a) the liquidation value of the Preferred Stock is treated as Debt Incurred at the time the Preferred Stock is issued for all purposes under the indenture,

(b) all dividends on the Preferred Stock, whether or not declared or paid, are treated as Consolidated Interest Expense, and

(c) at the time of the issuance of the Preferred Stock and after giving effect to the issuance of the Preferred Stock as Debt Incurred at the time of the issuance thereof, Forest City could Incur at least $1.00 of additional Debt pursuant to the first paragraph of “Limitation on Debt.”

Limitation on Restricted Payments

Forest City:

(1) may not, and may not permit any Subsidiary of Forest City, directly or indirectly, to declare or pay any dividend or make any distribution, including any payment in connection with any merger or consolidation derived from assets of Forest City or any Subsidiary, in respect of its Capital Stock or to the holders thereof, excluding:

(a) any dividends or distributions by Forest City payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire its Capital Stock, other than Redeemable Stock,

(b) in the case of a Subsidiary of Forest City, dividends or distributions payable to Forest City or a Wholly Owned Subsidiary of Forest City, pro rata dividends or distributions payable solely in shares of its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to acquire its Capital Stock, other than Redeemable Stock, and

(c) in the case of a Subsidiary of Forest City, dividends or distributions payable pursuant to the terms of its organizational documents;

(2) may not, and may not permit any Subsidiary to, purchase, redeem or otherwise acquire or retire for value any Capital Stock of Forest City or any options, warrants or other rights to acquire shares of Capital Stock of Forest City or any securities convertible or exchangeable into shares of Capital Stock of Forest City; and

(3) may not, and may not permit any Subsidiary of Forest City to, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Debt of Forest City which is subordinate in right of payment to the notes.

(each of clauses (1) through (3) set forth above are referred to as a “Restricted Payment”), if:

(a) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, will have occurred and is continuing or would result from such Restricted Payment,

(b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, Forest City could not Incur at least $1.00 of additional Debt pursuant to the first paragraph of “Limitation on Debt” above, or

(c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from January 31, 2003 exceeds the sum of:

(i) 25% of the sum of

(A) cumulative Consolidated Net Income, or, if negative, less 100% of such deficit, of Forest City since January 31, 2003 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment, taken as a single accounting period, plus

(B) the amount of consolidated depreciation and amortization and deferred taxes included in such Consolidated Net Income, less

(C) the amount of ordinary and necessary expenditures for the purpose of maintaining the real and personal property of Forest City and its Subsidiaries in a state of good repair that was included in such Consolidated Net Income or that was capitalized and included on the consolidated balance sheet of Forest City and its Subsidiaries since January 31, 2003; plus

(ii) 100% of the aggregate net proceeds received by Forest City after February 10, 2004, including the fair market value of property other than cash (determined in good faith by the Board of Directors of Forest City), from contributions of capital or the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of Forest City, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of Forest City and the principal amount (or, in the case of Debt issued at a discount, the accreted value of such Debt) of Debt of Forest City that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary) of Forest City after the date of original issuance of the notes, so long as any net proceeds received by Forest City from an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City will be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

(iii) $30 million.

The restrictions in the preceding paragraph will not apply to the following (so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, will have occurred and is continuing or would result therefrom):

(1) Forest City and any Subsidiary of Forest City may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Forest City or such Subsidiary could have paid such dividend in accordance with the prior paragraph;

(2) Forest City may refinance any Debt otherwise permitted by clause (8) of the second paragraph under “Limitation on Debt” above or solely in exchange for or out of the net proceeds of the substantially concurrent sale, other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City, of shares of Capital Stock, other than Redeemable Stock, of Forest City so long as the amount of net proceeds from such exchange or sale will be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

(3) Forest City may purchase, redeem, acquire or retire any shares of Capital Stock of Forest City solely in exchange for or out of the net proceeds of the substantially concurrent sale, other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City, of shares of Capital Stock, other than Redeemable Stock, of Forest City;

(4) Forest City may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under “—Repurchase at the Option of Holders—Asset Dispositions;” and

(5) Forest City may make payments with respect to the extinguishment of fractional or odd lot shares of its Capital Stock in an aggregate amount not in excess of $250,000.

Limitations Concerning Distributions By and Transfers to Subsidiaries

Forest City may not, and may not permit any Subsidiary of Forest City, directly or indirectly, to suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Forest City to:

(1) pay dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to Forest City or any other Subsidiary of Forest City;

(2) make loans or advances to Forest City or any other Subsidiary; or

(3) transfer any of its property or assets to Forest City or any other Subsidiary.

The limitations in the preceding paragraph will not apply to any encumbrance or restriction:

(1) pursuant to any agreement in effect on February 10, 2004, including the FCRPC credit agreement;

(2) pursuant to any future senior credit facility between Forest City Rental Properties Corporation and any financial institution or institutions or a senior credit facility between Forest City Trading Group, Inc. and a financial institution or institutions so long as any encumbrance or restriction contained therein permits Forest City Rental Properties Corporation and Forest City Trading Group, Inc. to make dividends, loans or advances to Forest City:

(a) in amounts sufficient to pay, when due, all interest payments in respect of Debt of Forest City, including the notes,

(b) amounts sufficient to pay, when due, all taxes of Forest City, and

(c) except in the case of any default by Forest City Rental Properties Corporation under any such future credit facility, not less than $5.0 million per fiscal year to pay administrative and other expenses of Forest City, provided that any future credit facility may contain encumbrances or restrictions that restrict the applicable Subsidiary’s ability to make distributions to Forest City in the event that Forest City Rental Properties Corporation fails to make any payment of principal, interest or other amounts when due in accordance with the terms of the future credit facility, after giving effect to any applicable grace periods;

(3) pursuant to an agreement relating to any Debt Incurred by a person prior to the date on which such person became a Subsidiary of Forest City and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired;

(4) pursuant to an agreement entered into by a Subsidiary of Forest City in connection with the acquisition, development, construction or improvement of real property so long as such agreement is required by a third party prior to making capital contributions, or extending credit, to the Subsidiary; or

(5) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clauses (1) through (4) above, including, solely for purposes of this clause (5), renewals, refinancing’s and extensions of Debt Incurred pursuant to an agreement referred to in clause (4) above that are in excess of the original amount of such Debt, so long as the provisions contained in the renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, in the reasonable judgment of the Chief Executive Officer of Forest City.

Limitation on Sale and Leaseback Transactions

Forest City may not, and may not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless all of the conditions of the indenture described under “—Repurchase at the Option of Holders—Asset Dispositions,” including the provisions concerning the application of Net Available Proceeds, are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

Limitation on Layered Debt of Subsidiaries

Forest City may not permit any Subsidiary to Incur any Debt that is by its terms subordinate in right of payment to the FCRPC credit agreement.

Limitation on Liens

Forest City may not, and may not permit any Subsidiary of Forest City to, Incur or suffer to exist any Lien to secure Debt on or with respect to any property or assets now owned or hereafter acquired if the Lien secures Debt that:

(1) ranks equal to the notes, unless the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

(2) is subordinated to the notes, unless any such Lien will be subordinated to the Lien granted to the holders of the notes to the same extent as such subordinated Debt is subordinated in right of payment to the notes.

The restriction in the preceding paragraph will not apply to:

(1) Liens on property or other assets of Forest City as described in the definition of Purchase Money Debt to secure Purchase Money Debt otherwise permitted under the indenture; or

(2) liens to secure Debt Incurred to extend, renew, refinance or refund, or successive extensions, renewals, refinancings or refundings, in whole or in part, of, Purchase Money Debt secured by a Lien so long as such Lien does not extend to any other property and the principal amount, or, in the case of Debt issued at a discount, the accreted value thereof, of Debt so secured is not increased.

Limitation on Issuances and Sales of Capital Stock of Subsidiaries

Subject to the “Mergers, Consolidations and Certain Sales of Assets” covenant, if applicable, Forest City may not permit any Subsidiary of Forest City to:

(1) transfer, convey, sell, lease or otherwise dispose of any Capital Stock of the Subsidiary or any other Subsidiary of Forest City to any person, other than Forest City or a Wholly Owned Subsidiary of Forest City; and

(2) issue shares of Capital Stock, other than directors’ qualifying shares and other than to Forest City or a Wholly Owned Subsidiary of Forest City, unless, in either case, if:

(a) in the case of any Subsidiary of Forest City other than Forest City Rental Properties Corporation, the Net Available Proceeds from the sale, assignment, transfer, issuance or conveyance are applied in accordance with the provisions of the indenture described under “—Repurchase at the Option of Holders—Asset Dispositions,” including the provisions relating to the application of Net Available Proceeds; or

(b) the issuance of Preferred Stock which is permitted by the provisions described under “—Limitation on Preferred Stock of Subsidiaries.”

Transactions with Affiliates and Related Persons

Forest City may not, and may not permit any Subsidiary of Forest City to, enter into any transaction, or series of related transactions, with an Affiliate or related person of Forest City, other than Forest City or a Wholly Owned Subsidiary of Forest City, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to Forest City or such Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or related person and is in the best interests of Forest City or such Subsidiary. For any transaction that involves:

(1) in excess of $1 million but less than or equal to $5 million, the Chief Executive Officer of Forest City will determine that the transaction satisfies the criteria;

(2) in excess of $5 million, a majority of the disinterested members of the Board of Directors will determine that the transaction satisfies the criteria; and

(3) in excess of $20 million, Forest City will also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction, or series of related transactions, for which the opinion is required stating that such transaction, or series of related transactions, is on terms no less favorable to Forest City or such Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or related person of Forest City.

Provision of Financing Information

Whether or not Forest City is required to file reports with the SEC pursuant to the Exchange Act, Forest City will file with the SEC the annual reports, quarterly reports and other documents which Forest City would have been required to file with the SEC if Forest City were so required. Forest City will also distribute copies of these reports to all holders of the notes upon their written request by mail as their names and addresses appear in the security register. These reports will be available on the SEC’s website. Forest City will also file these reports with the Trustee.

Mergers, Consolidations and Certain Sales of Assets

Forest City may not, in a single transaction or a series of related transactions,

(1) consolidate with or merge into or reorganize with or into any other person or permit any other person to consolidate with or merge into or reorganize with or into Forest City; or

(2) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to any other person, unless, in each case:

(a) in a transaction, or series of transactions, in which Forest City does not survive or in which Forest City sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to Forest City is organized under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes all of Forest City’s obligations under the indenture;

(b) immediately before and after giving effect to such transaction, or series of transactions, and treating any Debt which becomes an obligation of Forest City or a Subsidiary as a result of such transaction, or series of transactions, as having been Incurred by Forest City or such Subsidiary at the time of the transaction, or series of transactions, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default will have occurred and be continuing;

(c) immediately after giving effect to such transaction, or series of transactions, the Consolidated Net Worth of Forest City, or successor entity to Forest City, is equal to or greater than 90% of Forest City’s Consolidated Net Worth immediately prior to the transaction, or series of transactions;

(d) immediately after giving effect to such transaction, or series of transactions, and treating any Debt which becomes an obligation of Forest City or a Subsidiary as a result of such transaction, or series of transactions, as having been Incurred by Forest City or such Subsidiary at the time of the transaction, or series of transactions, Forest City, including any successor entity to Forest City, after giving pro forma effect thereto as if such transaction, or series of transactions, had occurred at the beginning of the most recently ended four full fiscal quarter period for which financial statements are available immediately preceding the date of such transaction, or series of transactions, could Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA to Interest Ratio test and the test of the excess of Forest City’s Consolidated Adjusted Net Worth over Forest City’s Minimum Adjusted Net Worth, each set forth in the first paragraph under “—Covenants—Limitation on Debt”;

(e) if, as a result of any such transaction, property and assets of Forest City or any Subsidiary would become subject to a Lien which would not be permitted by the limitation set forth under “—Covenants Limitation on Liens”, Forest City or, if applicable, the successor entity, as the case may be, takes such steps as are necessary to secure the notes equally and ratably with, or prior to, the Debt secured by such Lien; and

(f) Forest City shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, setting forth certain information as required by the Indenture.

GAAP

All reference to accounting terms that are not defined below and all references to “generally accepted accounting principles” with respect to any computation required or permitted under the indenture mean the accounting principles as were generally accepted on May 19, 2003.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Affiliate” of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with that person. For the purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” by any person means any transfer, conveyance, sale, lease or other disposition by that person or any of its Subsidiaries (including a consolidation or merger or other sale of any Subsidiary with, into or to another person in a transaction in which the Subsidiary ceases to be a Subsidiary) of:

(1) shares of Capital Stock, other than directors’ qualifying shares, or other ownership interests of a Subsidiary of that person;

(2) substantially all of the assets of that person or any of its Subsidiaries representing a division or line of business; or

(3) other assets or rights of that person or any of its Subsidiaries outside of the ordinary course of business.

The following dispositions are not treated as Asset Dispositions:

(1) a disposition by a Subsidiary of that person to that person or a Wholly Owned Subsidiary of that person or by that person to a Wholly Owned Subsidiary of that person; and

(2) a disposition resulting from foreclosure on the mortgage underlying a property or the transfer of the deed or other instrument of title in lieu of foreclosure on a property (provided that in each case the Debt underlying that property has matured).

“Capital Lease Obligation” of any person means the obligation to pay rent or other payment amounts under a lease of, or other Debt arrangements conveying the right to use, real or personal property of that person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that person in accordance with generally accepted accounting principles. The stated maturity of the obligation will be the date of the last payment of rent or any other amount due under the lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty. The principal amount of an obligation will be the capitalized amount thereof that would appear on the face of a balance sheet of the person prepared in accordance with generally accepted accounting principles.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations or interests, including partnership interests, whether general or limited, and membership interests whether managing or non-managing, of that person.

“Cash Equivalents” means, at any time,

(1) any Debt, other than any Debt issued at a discount, fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof;

(2) certificates of deposit of any financial institution that has combined capital and surplus and undivided profits of not less than $50,000,000, or the equivalent thereof in another currency, and has a long-term debt rating of at least “AA” by Standard & Poor’s Ratings Services or at least “Aa3” by Moody’s Investors Service, Inc.; or

(3) commercial paper issued by a corporation, other than Forest City or any Subsidiary thereof, organized under the laws of any State of the United States and rated at least A1 by Standard & Poor’s Ratings Services and at least P1 by Moody’s Investors Service, Inc.

“Common Development” of a person means multiple parcels of real or personal property that are acquired, developed, constructed or improved by that person in conjunction with, and as part of a written plan or arrangement with, a non-Affiliated person, or with a group of persons under the common control of a non-Affiliated person.

“Common Stock” of any person means Capital Stock of that person which does not rank prior, as to the payment of dividends or as to other amounts upon any voluntary or involuntary liquidation, dissolution or winding up of that person, to shares of Capital Stock of any other class of that person.

“Consolidated Adjusted Net Worth” of Forest City means, at any date, the Consolidated Net Worth of Forest City plus:

(1) the consolidated accumulated depreciation and amortization of Forest City as of January 31, 2003; and

(2) the consolidated depreciation and amortization expense of Forest City for the period from February 1, 2003 through the date of any determination, determined in each case on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated EBITDA” of any person means, for any period the Consolidated Net Income of that person for the period, plus:

(1) Consolidated Interest Expense of that person for the period;

(2) interest expense in respect of Non-Recourse Debt not paid in cash, but only to the extent deducted from interest expense in determining Consolidated Interest Expense for the period;

(3) Consolidated Income Tax Expense of that person for the period (after deducting the portion of that Consolidated Income Tax Expense, if any, included in Consolidated Net Income of that person for the period pursuant to clause (9) of the definition of Consolidated Net Income); and

(4) the consolidated depreciation and amortization expense taken into account in determining the Consolidated Net Income of that person for the period.

“Consolidated EBITDA to Interest Ratio” of any person means for any period (the “Reference Period”) with respect to any date of calculation (the “Transaction Date”) the ratio of Consolidated EBITDA of that person for the period to Consolidated Interest Expense of that person for that period. In making this calculation,

(1) pro forma effect will be given to any Debt, other than Non-Recourse Debt, Incurred during the Reference Period or subsequent to the end of the Reference Period and on or prior to the Transaction Date to the extent that Debt is outstanding at the Transaction Date, in each case as if that Debt had been Incurred on the first day of the Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day;

(2) Consolidated Interest Expense attributable to interest on any Debt, whether existing or being Incurred, other than Non-Recourse Debt, computed on a pro forma basis and bearing a floating interest rate, will be computed as if the rate in effect on the Transaction Date, taking into account any Permitted Interest Rate, Currency or Commodity Price Agreement applicable to that Debt if such Permitted Interest Rate, Currency or Commodity Price Agreement has a remaining term in excess of 12 months or at least equal to the remaining term of that Debt, had been the applicable rate for the entire period;

(3) there will be excluded from Consolidated Interest Expense an amount equal to the portion of Consolidated Interest Expense, if any, related to any amount of Debt, other than Non-Recourse Debt, that was outstanding during the Reference Period or thereafter, but that is not outstanding or is to be repaid on the Transaction Date; and

(4) pro forma effect will be given to Asset Dispositions and asset acquisitions by that person, including giving pro forma effect to the application of proceeds of any Asset Dispositions, that occur during the Reference Period or thereafter and prior to the Transaction Date as if they had occurred and the proceeds had been applied on the first day of the Reference Period.

“Consolidated Income Tax Expense” of any person for any period means the consolidated provision for income taxes of that person and its Subsidiaries for the period calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Interest Expense” of any person means for any period the consolidated interest expense as set forth on a consolidated income statement of that person and its subsidiaries for the period, after deducting:

(1) any consolidated interest income; and

(2) any interest expense in respect of Non-Recourse Debt not paid in cash, in each case to the extent included in the income statement of that person and its Subsidiaries for the period, calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of),

(a) the amortization of Debt discounts;

(b) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;

(c) fees with respect to Interest Rate, Currency or Commodity Price Agreements;

(d) Preferred Stock dividends of Forest City and its Subsidiaries (other than with respect to Redeemable Stock) declared, whether paid or payable, in the period;

(e) accrued Redeemable Stock dividends of Forest City and its Subsidiaries, whether or not declared or paid;

(f) interest on Debt guaranteed by that person or any of its Subsidiaries;

(g) the portion of any rental obligation or Capital Lease Obligation allocable to interest expense but only to the extent that amount exceeds $750,000 on a consolidated basis; and

(h) the portion of the rental obligation in respect of any Sale and Leaseback Transaction allocable to interest expense, determined as if such obligation were a Capital Lease Obligation, but only to the extent that amount exceeds $750,000 on a consolidated basis.

“Consolidated Net Income” of any person means for any period the consolidated net income (or loss) of that person and its Subsidiaries for the period determined in accordance with generally accepted accounting principles, excluding:

(1) the net income (but not the net loss) of any Subsidiary of that person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to that person to the extent of such restrictions;

(2) the equity in earnings of unconsolidated entities of that person except to the extent of the aggregate amount of dividends or other distributions actually paid to that person by that other person during the period (in no event, however, in an amount greater than the equity in earnings of unconsolidated entities of that person);

(3) gains or losses on disposition of properties by that person and its Subsidiaries as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles;

(4) the cumulative effect of changes in accounting principles in the year of adoption of the changes;

(5) all extraordinary items of that person and its Subsidiaries as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles;

(6) gains and losses from the early retirement or extinguishment of Debt;

(7) all gains or losses of that person and its Subsidiaries resulting from the disposal of a segment of a business of that person determined in each case in accordance with Accounting Principles Board Opinion No. 30 as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles; provided, however, that the gains and losses will be excluded only to the extent the items are not included within extraordinary gains or extraordinary losses of that person, and provided further, however, that in no event will the amounts be excluded beyond the fiscal year in which the disposal occurred;

(8) the provision for decline in real estate as set forth on an income statement of that person prepared in accordance with generally accepted accounting principles; and

(9) the tax effect of any of the items described in clauses (1) through (8) above.

“Consolidated Net Worth” of any person means, at any date, the consolidated stockholders’ equity of that person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of that person.

“consolidation” means, with respect to any person, the consolidation of the accounts of that person with the accounts of each person in which that person, directly or indirectly, owns an interest, if and to the extent the accounts of that person would be consolidated with the accounts of that person in accordance with generally accepted accounting principles.

“Debt” means, without duplication, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

(1) every obligation of that person for money borrowed;

(2) every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

(3) every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

(4) every obligation of that person issued or assumed as the deferred purchase price of property or services, including securities repurchase agreements, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

(5) every Capital Lease Obligation of that person;

(6) all Receivables Sales of that person, together with any obligation of that person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

(7) all Redeemable Stock issued by that person;

(8) every obligation to pay rent or other payment amounts of that person with respect to any Sale and Leaseback Transaction to which that person is a party (including, if applicable, the full payment obligation of that person at expiry of the lease arrangement assuming no refinancing or third-party sale);

(9) every obligation under Interest Rate, Currency or Commodity Price Agreements of that person; and

(10) every obligation of the type referred to in clauses (1) through (9) above of another person and all dividends of another person the payment of which, in either case, that person has guaranteed or for which that person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

The “amount” or “principal amount” of Debt is determined as follows:

(1) any contingent Debt will be the maximum liability upon the occurrence of the contingency giving rise to the obligation, unless the underlying contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of Forest City;

(2) any Debt issued at a price that is less than the principal amount at maturity thereof will be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles;

(3) any Receivables Sale will be the amount of the unrecovered capital or principal investment of the purchaser, other than Forest City or a Wholly Owned Subsidiary of Forest City, as of the time of determination, excluding amounts representative of yield or interest earned on the investment; and

(4) any Redeemable Stock will be the maximum fixed redemption or repurchase price in respect thereof.

“Development Debt” of any person means Debt of that person or any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of that person Incurred for the purpose of financing all or any part of the cost of acquiring, developing, constructing or improving, real or personal property that is owned or that immediately after the Incurrence of such Debt, will be owned, by that person so long as:

(1) the principal amount of any the Debt does not exceed 100% of the cost of such acquisition, development, construction or improvement, plus expenses incurred in connection with the Incurrence of the Debt;

(2) such cost will be included in “Total Real Estate” on the consolidated balance sheet of that person; and

(3) if such Debt is secured by a Lien, then (a) the Lien attached to the real or personal property prior to, at the time of, or within 180 days after the acquisition of or the completion of developing, constructing or improving of the property and (b) the Lien does not extend to or cover any property other than the specific item of such property, or portion thereof, acquired, developed, constructed, or constituting the improvements made with the proceeds of the Debt, except in the case of Common Development, in which case such Lien may extend to any other property included within the Common Development.

“Exchange Act” refers to the Securities Exchange Act of 1934 as it may be amended from time to time and any successor act thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“FCRPC credit agreement” means the credit agreement, dated as of March 5, 2002, as amended as of May 9, 2003, among Forest City Rental Properties Corporation, an Ohio corporation, as borrower, various lending institutions named therein, KeyBank National Association, individually and as administrative agent, and National City Bank, individually and as syndication agent, and any Debt the proceeds of which are used to renew, extend, refinance or replace the FCRPC credit agreement and any Debt Incurred in connection with any subsequent or successive renewal, extension or refinancing of that Debt.

“FCRPC guaranty” means the Guaranty of Payment of Debt, dated as of March 5, 2002, as amended as of May 9, 2003, and as further supplemented by a letter agreement dated as of May 16, 2003, by Forest City of the obligations under the FCRPC credit agreement and any guarantee by Forest City, of any renewal, extension, refinancing or replacement of the FCRPC credit agreement.

“guarantee” by any person means any obligation, contingent or otherwise, of that person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of that person,

(1) to purchase or pay, or advance or supply funds for the purchase or payment of, the Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of the Debt;

(2) to purchase property, securities or services for the purpose of assuring the holder of the Debt of the payment of the Debt; or

(3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay the Debt,

provided, however, that the guaranty by any person will not include endorsements by that person for collection or deposit, in either case, in the ordinary course of business.

“Incur” means, with respect to any Debt or other obligation of any person, to create, issue, incur (by conversion, exchange or otherwise) assume, guarantee or otherwise become liable in respect of the Debt or other obligation, including by acquisition of Subsidiaries, or the recording, as required pursuant to generally accepted accounting principles or otherwise, of the Debt or other obligation on the balance sheet of that person; provided, however, that a change in generally accepted accounting principles that results in an obligation of that person that exists at such time becoming Debt will not be deemed an Incurrence of such Debt.

“Interest Rate, Currency or Commodity Price Agreement” of any person means any forward contract, futures contract, swap, option or other financial agreement or arrangement, including, without limitation, caps, floors, collars and similar agreements, relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices, excluding contracts for the purchase or sale of goods in the ordinary course of business.

“Investment” by any person in any other person means:

(1) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of the other person, by means of any transfer of cash or other property to any person or any payment for property or services for the account or use of any person, or otherwise;

(2) any direct or indirect purchase or other acquisition, including by way of merger or consolidation, of any Capital Stock, bond, note, debenture, or other debt or equity security or evidence of Debt, or any other ownership interest, issued by the other person, whether or not the acquisition is from that or any other person;

(3) any direct or indirect payment by the person on a guarantee of any obligation of or for the account of the other person or any direct or indirect issuance by the person of a guarantee; or

(4) any other investment of cash or other property by the person in or for the account of the other person, but will not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of the person.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to the property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any agreement to give any security interest.

“Material Subsidiary” means any Subsidiary of Forest City deemed a “significant subsidiary” for purposes of Rule 102(w) of Regulation S-X under the Securities Act.

“Minimum Adjusted Net Worth” of Forest City means, as of any date, the sum of:

(1) $900 million;

(2) the amount of Recourse Debt Incurred after February 10, 2004 that is outstanding on any date of determination, but only to the extent the amount of that Debt then outstanding exceeds $675 million; and

(3) 25% of Forest City’s consolidated net income (or zero in the case of a consolidated net loss) determined in accordance with generally accepted accounting principles for the period from February 1, 2003 through the date of any determination, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Net Available Proceeds” from any Asset Disposition by any person means cash or readily marketable Cash Equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form, therefrom by that person, net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of the Asset Disposition;

(2) all payments made by the person or its Subsidiaries on any Debt which is secured by the assets in accordance with the terms of any Lien upon or with respect to the assets or which must by the terms of the Lien, or in order to obtain a necessary consent to the Asset Disposition or by applicable law, be repaid out of the proceeds from the Asset Disposition;

(3) all distributions and other payments made to minority interest holders in Subsidiaries of the person or joint ventures as a result of the Asset Disposition; and

(4) appropriate amounts to be provided by the person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with the assets and retained by the person or any Subsidiary thereof, as the case may be, after the Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with the Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment; provided, however, that any reduction in the reserve within twelve months following the consummation of such Asset Disposition will be treated as a new Asset Disposition at the time of the reduction with Net Available Proceeds equal to the amount of the reduction.

“Non-Recourse” as applied to any Debt means Debt of a person, or any portion thereof, to the extent that, under the terms thereof, no personal recourse may be had against that person or any affiliate of that person for the payment of all or a portion of the principal of or interest or premium on the Debt, and enforcement of obligations on the Debt, except with respect to fraud, willful misconduct, intentional misrepresentation, misapplication of funds, waste and undertakings with respect to environmental matters, is limited only to recourse against interests in specified assets and properties owned by that person, accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements relating to such assets.

“Offer to Purchase” means a written offer sent by Forest City to each holder of the notes offering to purchase up to the principal amount of notes specified in the offer at the purchase price specified in the offer. The offer will, unless otherwise required by applicable law, specify an expiration date of the Offer to Purchase which will be not less than 30 days or more than 60 days after the date of the offer and a settlement date (the “Purchase Date”) for purchase of notes within three Business Days after the expiration date. Forest City will notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the offer of Forest City’s obligation to make an Offer to Purchase, and the offer will be mailed by Forest City or by the Trustee, at the request of Forest City, in the name and at the expense of Forest City. The offer will contain information concerning the business of Forest City and its Subsidiaries which Forest City in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

(1) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the trustee pursuant to the provisions described under “—Covenants—Provision of Financial Information” which requirements may be satisfied by delivery of such documents together with the offer;

(2) a description of material developments in Forest City’s business subsequent to the date of the latest of such financial statements referred to in clause (1) above, including a description of the events requiring Forest City to make the Offer to Purchase;

(3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Forest City to make the Offer to Purchase; and

(4) any other information required by applicable law to be included therein.

The offer will also state:

(1) the section of the indenture pursuant to which the Offer to Purchase is being made, including that a Change of Control or Asset Disposition, as applicable, has occurred;

(2) the expiration date and the Purchase Date;

(3) the aggregate principal amount of the outstanding notes offered to be purchased by Forest City pursuant to the Offer to Purchase (the “Purchase Amount”);

(4) the purchase price to be paid by Forest City for each $25 aggregate principal amount of notes accepted for payment;

(5) that the holder may tender all or any portion of the notes registered in the name of the holder and that any portion of a note tendered must be tendered in an integral multiple of $25 principal amount;

(6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any note not tendered or tendered but not purchased by Forest City pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

(9) that each holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender the note at the place or places specified in the offer prior to the close of business on the expiration date (such note being, if Forest City or the trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Forest City and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

(10) that holders will be entitled to withdraw all or any portion of notes tendered if Forest City, or its paying agent, receives, not later than the close of business on the expiration date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the note the holder tendered, the certificate number of the note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

(11) that (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, Forest City will purchase all such notes and (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, Forest City will purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis; and

(12) that in the case of any holder whose note is purchased only in part, Forest City will execute, and the Trustee will authenticate and deliver to the holder of the note without service charge, a new note or notes, of any authorized denomination as requested by that holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

Any Offer to Purchase will be governed by and effected in accordance with the offer for the Offer to Purchase.

“Permitted Business” means:

(1) developing, acquiring, owning and operating shopping centers, office buildings and mixed-use projects, including entertainment complexes and hotels;

(2) developing, acquiring, owning and operating multifamily properties;

(3) acquiring land and owning and developing land into master planned communities and other residential developments for resale;

(4) the lumber wholesaling business;

(5) developing, acquiring, owning and operating any real estate not otherwise provided for in clauses (1) through (3) above; and

(6) any business reasonably related, ancillary or complementary to the businesses described in clauses (1), (2), (3) and (5) above, or any reasonable extensions of the businesses described in clauses (1), (2), (3) and (5) above.

“Permitted Holder” means:

(1) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing;

(2) RMS, Limited Partnership and any general partner or limited partner thereof and any person, other than a creditor, that upon the dissolution or winding up of RMS, Limited Partnership receives a distribution of Capital Stock of Forest City;

(3) any group, as defined in Section 13(d) of the Exchange Act, or any successor provision thereto, of two or more persons or entities that are specified in clauses (1) and (2) above; and

(4) any successive recombination of the persons or groups that are specified in clauses (1) through (3) above.

“Permitted Interest Rate, Currency or Commodity Price Agreement” of any person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed:

(1) in the case of an interest rate or currency exchange agreement, to protect the person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which will have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and, in the case of an agreement protecting that person from fluctuations in interest rates, the profits and losses from the agreement are included in interest expense under generally accepted accounting principles; or

(2) in the case of currency or commodity protection agreements, to protect the person against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

“Preferred Stock” of any person means Capital Stock of that person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to amounts upon any voluntary or involuntary liquidation, dissolution or winding-up of that person, to shares of Capital Stock of any other class of that person.

“public equity offering” means an underwritten primary public offering of Common Stock of Forest City pursuant to an effective registration statement under the Securities Act.

“Purchase Money Debt” of any person means Debt, other than Development Debt, of that person Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or other assets of the person (other than property described in the definition of Development Debt, that is, property the cost of which is or will be included in “Total Real Estate” on a consolidated balance sheet of the person) acquired after February 10, 2004; provided that:

(1) the principal amount of the Debt does not exceed 100% of the purchase price or cost;

(2) the purchase price or costs is not at Incurrence, and will not be, included in “Total Real Estate” on a consolidated balance sheet of the person; and

(3) if the Debt is secured by a Lien, then (a) the Lien attached to the property or assets prior to, at the time of, or within 180 days after the acquisition, construction or improvement of the property or assets and (b) the Lien does not extend to or cover any property or assets other than the specific item of the property or assets or portion thereof acquired, constructed or improved with the proceeds of the Debt.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

“Receivables Sale” of any person means any sale of Receivables of that person, pursuant to a purchase facility or otherwise, other than in connection with a disposition of the business operations of the person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

“Recourse Debt” of any person means Debt of that person that is not Non-Recourse Debt.

“Redeemable Stock” of any person means any Capital Stock of that person that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or otherwise, including upon the occurrence of an event, matures or is required to be redeemed, pursuant to any sinking fund obligation or otherwise, or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the date that is 91 days after the final Stated Maturity of the notes.

“related person” of any person means, without limitation, any other person directly or indirectly owning:

(1) 5% or more of the outstanding Common Stock of the person, or, in the case of a person that is not a corporation, 5% or more of the equity interest in the person; or

(2) 5% or more of the combined voting power of the Voting Stock of the person.

“Sale and Leaseback Transaction” of any person means an arrangement with any lender or investor or to which the lender or investor is a party providing for the leasing by the person of any property or asset of the person which has been or is being sold or transferred by the person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to the lender or investor or to any person to whom funds have been or are to be advanced by the lender or investor on the security of the property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Subordinated Debt” means Debt of Forest City as to which the payment of principal of, and premium, if any, and interest and other payment obligations in respect of that Debt will be subordinate to the prior payment in full of the notes to at least the following extent:

(1) no payments of principal of, or premium, if any, or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal, or premium, if any, or interest on the notes exists;

(2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the notes, upon notice by 25% or more in principal amount of the notes to the trustee, the trustee will have the right to give notice to Forest City and the holders of the Debt, or trustees or agents therefor, of a payment blockage, and thereafter no payments of principal of, or premium, if any, or interest on or otherwise due in respect of the Debt may be made for a period of 179 days from the date of the notice; and

(3) the Debt may not (a) provide for payments of principal at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Forest City, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder, in each case prior to the final Stated Maturity of the notes, or (b) permit redemption or other retirement, including pursuant to an offer to purchase made by Forest City, of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the notes, other than a redemption or other retirement at the option of the holder of such Debt, including pursuant to an offer to purchase made by Forest City, which is conditioned upon a change of control of Forest City pursuant to provisions substantially similar to those described under “—Repurchase at the Option of Holders—Change of Control,” and which will provide that such Debt will not be repurchased pursuant to such provisions prior to Forest City’s repurchase of the notes required to be repurchased by Forest City.

“Subsidiary” of any person means:

(1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by that person or by one or more other Subsidiaries of that person or by that person and one or more Subsidiaries thereof;

(2) a partnership of which that person, or one or more other Subsidiaries of that person or that person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership;

(3) a limited liability company of which that person or one or more Subsidiaries of that person or that person and one or more Subsidiaries of that person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of the company; or

(4) any other person, other than a corporation, partnership or limited liability company, in which that person, or one or more other Subsidiaries of that person or that person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by the custodian for the account of the holder of the depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by the depository receipt.

“Voting Stock” of any person means Capital Stock of that person which ordinarily has voting power for the election of directors, or persons performing similar functions, of that person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Life” means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of the Debt or mandatory redemption of the Preferred Stock, respectively and (b) the amount of the principal payments or redemption payments; by

(2) the sum of all such principal payments or redemption payments.

“Wholly Owned Subsidiary” of any person means a Subsidiary of that person all of the outstanding Capital Stock or other ownership interests of which, other than directors’ qualifying shares, will at the time be owned by that person or by one or more Wholly Owned Subsidiaries of that person or by that person and one or more Wholly Owned Subsidiaries of that person.

Events of Default

Each of the following will be an “Event of Default” under the indenture:

(1) failure to pay principal of, or premium, if any, on, any note when due;

(2) failure to pay any interest on any note when due, continued for 30 days;

(3) default in the performance of, or a breach of, the covenant described under “—Repurchase at the Option of Holders—Asset Dispositions”, “—Repurchase at the Option of Holders—Change of Control” and “Mergers, Consolidations and Certain Sales of Assets”;

(4) failure to perform any other covenant or agreement of Forest City under the indenture or the notes continued for 30 days after written notice to holders by the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

(5) a default or defaults under the terms of any Debt, other than Non-Recourse Debt, by Forest City or any Subsidiary of Forest City or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any Debt, other than Non-Recourse Debt, of Forest City or any such Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Debt now exists or is hereafter created, which default or defaults consists of a failure to pay any portion of the principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto and results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or constitutes the failure to pay any portion of the principal of such Debt when due and payable at maturity or by acceleration;

(6) a default or defaults under the terms of any Non-Recourse Debt by Forest City or any Subsidiary of Forest City or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any Non-Recourse Debt of Forest City or any such Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of 20% of the aggregate principal or similar amount of all the outstanding Non-Recourse Debt of Forest City and its Subsidiaries, whether such Non-Recourse Debt now exists or is hereafter created, which default or defaults constitutes a failure to pay any portion of the principal of such Non-Recourse Debt when due and payable after the expiration of any applicable grace period with respect thereto or results in such Non-Recourse Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

(7) the rendering of a final judgment or judgments, not subject to appeal, against Forest City or any Subsidiary of Forest City in an amount in excess of $10 million which remains undischarged or unbonded for a period of 45 days after the date on which the right to appeal has expired; and

(8) certain events of bankruptcy, insolvency or reorganization affecting Forest City or any Material Subsidiary.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default will occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders will have offered to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an Event of Default, other than an Event of Default described in clause (8) above, will occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of acceleration of principal, have been cured or waived as provided in the indenture. If an Event of Default described in clause (8) above occurs, the outstanding notes will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For information as to waiver of defaults, see “—Modification and Waiver.”

No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder will have previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes will have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request and will have failed to institute such proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, and premium, if any, or interest on the note on or after the respective due dates expressed in the note.

Forest City will be required to furnish to the trustee quarterly a statement as to the performance by Forest City of certain of its obligations under the indenture and as to any default in such performance. Forest City will be required to deliver to the trustee, as soon as possible and in any event within 10 days after Forest City becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default, and the action which Forest City proposes to take with respect thereto.

Defeasance

The indenture provides that, at the option of Forest City:

(1) Forest City will be discharged from any and all obligations in respect of the outstanding notes; or

(2) Forest City may omit to comply with the restrictive covenants described under “—Covenants” and clauses (c), (d) and (e) under “—Mergers, Consolidations and Certain Sales of Assets”, the violation or noncompliance with those covenants or clauses will not be an Event of Default under clause (4) under “—Events of Defaults” and the Events of Default under clauses (5), (6) and (7) under “Events of Default” will no longer apply to the notes;

in either case upon the 123rd day after irrevocable deposit with the trustee, in trust, of money and/or U.S. Government Obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding notes. With respect to clause (2) above, the obligations under the indenture other than with respect to such covenants and the events of default will remain in full force and effect. Such trust may only be established if, among other things:

(1) with respect to clause (1) above, Forest City has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (2) above, Forest City has delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default will have occurred or be continuing at any time during the 123-day period referred to above;

(3) Forest City has delivered to the trustee an opinion of counsel to the effect that such deposit will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940; and

(4) certain other customary conditions precedent are satisfied.

In the event Forest City omits to comply with its remaining obligations under the indenture and the notes after a defeasance of the indenture with respect to the notes as described in clause (2) of the first paragraph under “—Defeasance” above and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Forest City will remain liable in respect of such payments.

Modification and Waiver

Modifications and amendments of the indenture may be made by Forest City and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest on, any note;

(2) reduce the principal amount of, or the premium, or interest on, any note;

(3) change the place or currency of payment of principal of, or premium, or interest on, any note;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any note;

(5) reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture;

(6) reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(7) modify any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults or covenants, except as otherwise specified; or

(8) modify any of the provisions of the indenture described under “—Repurchase at the Option of Holders—Asset Dispositions” and “—Change of Control” in a manner adverse to the holders thereof.

The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by Forest City with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive any past default under the indenture, except a default in the payment of principal, or premium, if any, or interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase.

Governing Law

The indenture and the notes will be governed by the laws of the State of New York.

The Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Forest City, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Forest City or any Affiliate, provided, however, that if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate such conflict or resign.

The Bank of New York Mellon is a lender to Forest City’s Subsidiaries of nonrecourse project debt and a counterparty to certain derivatives with Forest City. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under three other indentures of ours, dated October 7, 2009, as supplemented, October 26, 2009, and July 19, 2011, respectively.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below (the “underwriters”) have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the notes set forth opposite their respective names below:

UNDERWRITERS	PRINCIPAL AMOUNT OF NOTES
Morgan Stanley & Co. LLC	$51,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$12,500,000
Barclays Capital Inc.	$45,000,000
RBC Capital Markets, LLC	$12,500,000
PNC Capital Markets LLC	$1,875,000
KeyBanc Capital Markets Inc.	$1,875,000

Total	$125,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

Less than 5 percent of the notes offered hereby were sold at the public offering price to members of the Ratner and Miller families, certain of our executive officers and directors, relatives of our directors and officers, and trusts for the benefit of any of the foregoing mentioned.

Overallotment Option

We have granted an option to the underwriters to purchase up to an additional $18.75 million principal amount of the notes at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover overallotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter’s initial amount reflected in the above table.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes at a price of 95.1611% of the principal amount of the notes, plus accrued interest from May 1, 2012 and to dealers at that price less a concession not in excess of 0.02% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the per note and total underwriting discounts. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional $18.75 million principal amount of the notes.

	Per Note	No Exercise	Full Exercise
Offering price(1)	95.1611%	$118,951,326.39	$136,794,025.35
Underwriting discount	2.9976%	$3,747,000	$4,309,050
Proceeds, before expenses, to Forest City Enterprises, Inc	92.1635%	$115,204,326.39	$132,484,975.35

(1)	The public offering price set forth above does not include accrued interest in the amount of $1,587,674.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.9 million.

Public Market for the Notes

The notes are being offered as additional notes under an indenture pursuant to which we issued $100,000,000 principal amount of our 7.375% Senior Notes due 2034 on February 10, 2004. The notes offered hereby and those previously issued notes will be treated as a single series of debt securities under the indenture. The notes previously issued are listed on the NYSE under the symbol “FCY.” We have applied to list the notes offered hereby on the NYSE.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market to peg, fix or maintain the price of the notes prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and their affiliates have from time to time in the past provided, and may from time to time in the future provide, investment banking and general financing and banking services to Forest City and its affiliates in the ordinary course of business for which they have in the past received, and may in the future receive, customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have lending relationships with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences relating to the purchase, ownership and disposition of the notes offered hereby. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (final and temporary) promulgated thereunder and published rulings and judicial decisions, all as in effect as of the date of this prospectus supplement. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect, which could result in U.S. federal income tax consequences different from those discussed below. We have not sought, nor will we seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This summary applies only to initial purchasers who purchase notes on original issuance and hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This summary does not address the tax consequences arising under the U.S. federal estate or gift tax laws, or the laws of any state, local or foreign jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to persons in special tax situations, such as, but not limited to:

•	financial institutions or other “financial services” entities;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	common trust funds;

•	dealers in securities or currencies;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	persons holding the notes as a hedge against currency risks or as a position in a “straddle” or conversion transaction for tax purposes;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who are investors or equity holders in partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax exempt organizations;

•	persons subject to the alternative minimum tax;

•	expatriates; or

•	U.S. Holders (as defined below) whose functional currency is not the United States dollar.

Purchasers Of The Notes Must Consult Their Own Tax Advisors As To Their Particular Tax Consequences Of The Purchase, Ownership And Disposition Of The Notes, Including The Effect And Applicability Of State, Local, Or Foreign Tax Laws.

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) if the trust has validly made an election to be treated as a United States person under applicable Treasury Regulations.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder.

Consequences to U.S. Holders

Qualified Reopening

The notes offered hereby will be issued pursuant to a “qualified reopening” of the existing notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, all of the notes offered hereby will be deemed to have the same issue date and the same issue price as the existing notes. Under the qualified reopening rules, because the existing notes were not issued with “original issue discount” for U.S. federal income tax purposes, the notes offered hereby also do not have original issue discount. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

Payments of Interest

Stated interest on a note other than any accrued interest to which a portion of the purchase price is allocated (as described below under “Pre-Issuance Accrued Stated Interest”) will be includable in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or at the time it accrues in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Pre-Issuance Accrued Stated Interest

A portion of the price paid for the notes offered hereby will be allocable to unpaid stated interest that accrued from May 1, 2012 to the date of issuance (the “Pre-Issuance Accrued Stated Interest”). We intend to treat a portion of the first stated interest payment on the notes offered hereby in an amount equal to the Pre-Issuance Accrued Stated Interest as a return of the Pre-Issuance Accrued Stated Interest and not as an amount payable on such notes. If this treatment is respected, the payment of such Pre-Issuance Accrued Stated Interest by us will not be treated as taxable interest income to a U.S. Holder when received and the amount of such Pre-Issuance Accrued Stated Interest will reduce such U.S. Holder’s adjusted tax basis in the notes. Prospective investors must consult their own tax advisors regarding the tax treatment of Pre-Issuance Accrued Stated Interest.

Sale, Exchange or Repurchase of the Notes

Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition (excluding amounts received with respect to accrued interest, which generally will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the amount such U.S. Holder paid for the note (less any amount attributable to Pre-Issuance Accrued Stated Interest as described above). Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of the sale, exchange, retirement or other taxable disposition. Long-term capital gain of a non-corporate U.S. Holder is currently eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Contingent Payments

Upon the occurrence of a Change of Control, we will be required to make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of their principal amount, plus accrued interest, as described above under “Description of Notes—Repurchase at the Option of the Holders—Change of Control.” Our obligation to make such payments may implicate the provisions of Treasury Regulations relating to contingent payment debt instruments (“CPDIs”). We believe there is only a remote possibility that we will be obligated to make any such additional payments and therefore intend to take the position that the notes are not treated as CPDIs because of these payments. Assuming such position is respected, a U.S. Holder would generally be required to include in income the amount of any such payments for United States federal income tax purposes at the time such additional payments are received or accrued, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Our determination that the notes are not CPDIs is not binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as CPDIs because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the interest rates on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. Our position that the notes are not CPDIs is binding on each holder unless the holder discloses a contrary position to the IRS in the manner required by the applicable Treasury Regulations. Purchasers of notes must consult their tax advisors regarding the possible application of the CPDI rules to the notes.

Information Reporting and Backup Withholding

Generally, information reporting to the IRS will apply with respect to the amount of payments of interest on or the proceeds from the sale or other disposition of the notes, the name and address of the recipient and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld, but they do not apply with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations. A similar report is sent to a U.S. Holder who receives such payments.

In general, backup withholding (currently at the rate of 28%) will apply to payments received by a U.S. Holder with respect to the notes unless the U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption, or (ii) (a) provides its correct taxpayer identification number, (b) certifies that it is not currently subject to backup withholding tax, and (c) otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Medicare Tax on Investment Income

In March 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010. This legislation requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest and gain on sales in respect of securities like the notes, subject to certain exceptions, for taxable years beginning after December 31, 2012. Prospective investors must consult their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the notes.

Consequences to Non-U.S. Holders

Payments of Interest

Subject to the discussions below of backup withholding under “Information Reporting and Backup Withholding” and recent legislation under “Legislation Relating to Foreign Accounts,” interest paid (or accrued)

to a holder who is a Non-U.S. Holder generally will not be subject to U.S. federal income tax and withholding tax, provided, that: (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment); (ii) the Non-U.S. Holder does not, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote; (iii) the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and (iv) the Non-U.S. Holder provides the withholding agent a properly executed Form W-8BEN (or an acceptable substitute form) (the “Portfolio Interest Exemption”).

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption then, unless it is effectively connected with the conduct of a U.S. trade or business (as described below), a payment of interest on the notes will be subject to U.S. federal withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefits of such applicable tax treaty.

If interest on the note is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from withholding tax, generally will be taxed on the interest in the same manner as a U.S. Holder, as described above. In addition, if such Non-U.S. Holder is a corporation, it also may be subject to a branch profits tax at a 30% rate (or such lower rate provided by an applicable tax treaty). Such Non-U.S. Holder must provide a properly executed Form W-8ECI in order to claim an exemption from withholding tax.

Sale, Exchange or Repurchase of the Notes

Subject to the discussions of backup withholding below under “Information Reporting and Backup Withholding” and recent legislation below under “Legislation Relating to Foreign Accounts,” a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, repurchase, retirement or other taxable disposition of a note unless (i) such gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition of a note and satisfies certain other conditions. A Non-U.S. Holder that is described under clause (i) above will be subject to U.S. federal income tax on the net gain except as otherwise required by an applicable tax treaty and, if such Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax at a 30% rate (or lower rate if so specified by an applicable tax treaty). An individual Non-U.S. Holder that is described in clause (ii) above will be subject to United States federal income tax at a flat rate of 30% (or lower rate as provided by an applicable tax treaty) on any gain derived from the sale, exchange, or other taxable disposition of a note.

Information Reporting and Backup Withholding

We will generally report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld, if any, with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific tax treaty or agreement. Backup withholding and additional information reporting will not apply to payments of interest on or principal of the notes by the Company or its agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury. Sales or exchanges of the notes by a Non-U.S. Holder may be subject to information reporting and may be subject to backup withholding at the applicable rate, currently 28%, unless the seller certifies its non-U.S. status (and certain other conditions are met) or otherwise establishes an exemption.

Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is timely filed with the IRS.

Non-U.S. Holders must consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Legislation Relating to Foreign Accounts

On March 18, 2010, President Obama signed the “Hiring Incentives to Restore Employment (HIRE) Act”, or the HIRE Act, which includes a revised version of a bill known as the “Foreign Account Tax Compliance Act of 2009” or “FATCA.” Under FATCA, foreign financial institutions (which include most hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax may apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain treated as foreign source income under the Code). Proposed Treasury Regulations issued in February 2012 would defer this withholding obligation until January 1, 2014 for payments of interest and dividends and until January 1, 2015 for gross proceeds from dispositions of stock and debt. Treasury is authorized to provide rules for implementing the FATCA withholding regime and coordinating the FATCA withholding regime with the existing nonresident withholding tax rules. FATCA withholding will not apply to certain payments made to beneficial owners that are foreign governments, international organizations, foreign central banks of issue or any other class of persons identified by Treasury as posing a low risk of tax evasion.

FATCA would only apply to debt obligations issued or deemed issued after March 18, 2012. Although the notes will be issued after March 18, 2012, the existing notes were issued prior to that date. Thus, it is unclear whether FATCA would apply to the notes being offered hereby. In addition, proposed Treasury Regulations issued in February 2012 generally would exempt interest payments on debt obligations issued before January 1, 2013, and the gross proceeds from the subsequent disposition of such obligations, from the application of FATCA. There can be no assurance as to whether or not these proposed regulations will be adopted in final form, and, if so adopted, what form the final regulations would take. If the Proposed Treasury Regulations were not adopted substantially as proposed, then there would be a possibility that FATCA withholding would be applicable to the notes offered hereby. Prospective purchasers of notes must consult their tax advisors regarding this legislation.

The Preceding Discussion Of The Material U.S. Federal Income Tax Consequences Does Not Constitute Tax Advice Relating To A Purchaser’s Particular Circumstances. Accordingly, Each Prospective Purchaser Must Consult Its Tax Advisor As To The Particular U.S. Federal, State, And Local Tax Consequences Of Purchasing, Holding And Disposing Of The Notes.

VALIDITY OF THE NOTES

Certain legal matters, including the validity of our notes offered through this prospectus supplement, will be passed upon for us by Thompson Hine LLP, Cleveland, Ohio. Certain legal matters incident to the validity of the notes offered through this prospectus supplement will be passed upon for us by Geralyn Presti, Executive Vice President, General Counsel and Secretary of Forest City. As of June 20, 2012, Ms. Presti owned 28,984 shares of our Class A common stock, including 19,417 restricted shares, 1,236 shares of our Class B common stock and 72,343 options to purchase shares of our Class A common stock, of which 57,147 are currently exercisable or exercisable within 60 days. The validity of the notes offered through this prospectus supplement will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely as to all matters of Ohio law upon the opinion of Thompson Hine LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Forest City Enterprises, Inc incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Nets Sports and Entertainment, LLC and Subsidiaries incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended January 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent accountant, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Forest City Enterprises, Inc.

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

We may offer from time to time, in one or more offerings, our senior debt securities, senior subordinated debt securities, junior subordinated debt securities, Class A common stock, preferred stock, depositary shares or warrants. This prospectus describes the general terms of these securities and the general manner in which we may offer them.

We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

We may sell the securities directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in the accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our Class A common stock, par value $.331/3 per share, is listed on the New York Stock Exchange under the symbol “FCEA.” The closing price of our Class A common stock on the New York Stock Exchange on December 8, 2011 was $11.75 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.

Investing in our securities involves risks. For a discussion of the risks you should consider before deciding to purchase these securities, please see the section titled “Risk Factors,” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2011.

References in the prospectus to “we,” “us,” “the Company” or “Forest City” or other similar terms mean Forest City Enterprises, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

FOREST CITY ENTERPRISES, INC.

Founded in 1920 and publicly traded since 1960, we are principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land in 28 states and the District of Columbia. At October 31, 2011, we had approximately $10.5 billion in consolidated assets, of which approximately $9.6 billion was invested in real estate, at cost. Our core markets include Boston, the state of California, Chicago, Denver, the New York City/Philadelphia metropolitan area and the Greater Washington D.C./Baltimore metropolitan area. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio. Our portfolio of real estate assets is diversified both geographically and among property types.

We operate through three strategic business units, all of which are reportable segments:

•    Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects.

•    Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. It also develops for-sale condominium projects and owns interests in entities that develop and manage military family housing.

•    Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects.

We are incorporated in the State of Ohio. Our principal executive offices are located at the Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2203 and our telephone number is (216) 621-6060.

RISK FACTORS

Any investment in the securities described in this prospectus involves a number of risks. You should carefully consider, among other things, the matters discussed under “Item 1A. Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2011, and in other documents that we subsequently file with the Commission, all of which are incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” for more information on these documents. The risks and uncertainties described in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before you decide to invest in the securities.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus or may include or incorporate by reference in an accompanying prospectus supplement statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements reflect our current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Future events and actual results, financial or otherwise, may differ from the results discussed or implied in the forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements.

See “Risk Factors” for information regarding some of the important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

We have no obligation to publicly update or revise any forward-looking statement, other than as may be imposed by law, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and special reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the Commission’s Internet site at http://www.sec.gov or from our Internet site at http://www.forestcity.net. Our Corporate Governance Guidelines, our Code of Legal and Ethical Conduct and our committee charters are also available on our website at http://www.forestcity.net or in print upon written request addressed to Corporate Secretary, Forest City Enterprises, Inc., Terminal Tower, 50 Public Square, Suite 1360, Cleveland, Ohio 44113. However, the information on or linked from our Internet site does not constitute a part of this prospectus.

Our Class A common stock, par value $.331/3 per share, is listed on the New York Stock Exchange under the symbol “FCEA.” You can also inspect and copy any reports, proxy statements and other information that we file with the Commission at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of any fees prescribed by the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we incorporate by reference the information that we file with the Commission. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. The information incorporated by reference is considered to be part of this prospectus and later information filed with the Commission will update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and until this offering is completed or terminated:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2011, filed with the Commission on March 30, 2011;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2011 from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2011;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2011, July 31, 2011 and October 31, 2011, filed with the Commission on June 6, 2011, September 7, 2011 and December 8, 2011, respectively;

•

our Current Reports on Form 8-K, filed with the Commission on March 1, 2011, April 5, 2011, April 22, 2011, May 5, 2011, May 10, 2011, June 14, 2011, July 13, 2011, July 14, 2011, July 19, 2011 and September 26, 2011; and

•	a description of our Class A common stock contained in our Registration Statement on Form 10 and all amendments or reports filed with the Commission for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or 7.01 of Form 8-K, including the related exhibits, nor any information deemed to have been “furnished” and not “filed” with the Commission.

You may request a copy of any of these filings, at no cost, by telephoning or writing to us at the following phone number, postal address or e-mail address:

Jeffrey B. Linton

Forest City Enterprises, Inc.

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, Ohio 44113-2203

Telephone Number: 216-621-6060

jefflinton@forestcity.net

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to, repayment of debt, additions to working capital, development of new properties, capital expenditures and acquisitions. Until we use the proceeds in this manner, we may temporarily use them to make short-term investments or to reduce short-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and ratio of earnings of fixed charges and preferred dividends for the periods shown.

	Nine Months Ended October 31, 2011	Fiscal Year Ended January 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges (a)	(b)	1.28	(c)	(d)	1.03	1.32
Ratio of Earnings to Combined fixed charges and preferred dividends(a)	(b)	1.23	(c)	(d)	1.03	1.32

For purposes of determining the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as income from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates, plus fixed charges. For the ratio of earnings to fixed charges, fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor. For the ratio of earnings to fixed charges and preferred dividends, the amount of pre-tax earnings required to cover any preferred stock dividend requirement is included as a fixed charge.

(a)

Included in earnings from continuing operations are non-cash charges related to depreciation and amortization of $166.7 million, $237.4 million, $259.2 million, $258.5 million, $220.0 million and $167.4 million for the nine months ended October 31, 2011 and the fiscal years ending January 31, 2011, 2010, 2009, 2008 and 2007, respectively. Depreciation and amortization reduce earnings from continuing operations, but do not impact our ability to cover our fixed charges.

(b)

For the nine months ended October 31, 2011, each ratio was deficient of achieving a 1:1 ratio by $65.0 million and $83.9 million for the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred dividends, respectively.

(c)	For the year ended January 31, 2010, each ratio was deficient of achieving a 1:1 ratio by $16.3 million.
(d)	For the year ended January 31, 2009, each ratio was deficient of achieving a 1:1 ratio by $84.8 million.

SUMMARY DESCRIPTION OF SECURITIES WE MAY OFFER

We may use this prospectus to offer the following types of securities:

•

Senior debt securities.  These debt securities will be unsecured and will rank equally with all of our other unsubordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or Class A common stock.

•

Senior subordinated debt securities.  These debt securities will be unsecured and will rank equally with all of our other senior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or Class A common stock.

•

Junior subordinated debt securities.  These debt securities will be unsecured and will rank equally with all of our other junior subordinated and unsecured debt and may be convertible into, or exchangeable for, our preferred stock or Class A common stock.

•	Preferred stock, without par value. We can offer different series of preferred stock with different dividend, liquidation, redemption, conversion and voting rights.

•	Depositary Shares. We may issue depositary shares that would each represent a fraction of a share of preferred stock.

•	Class A common stock, par value $.331/3 per share.

•	Warrants to purchase any of the foregoing securities.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF SENIOR DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the senior debt securities that we may issue separately, upon conversion of preferred stock or upon exercise of a debt warrant from time to time in the form of one or more series of senior debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the senior debt securities offered through that prospectus supplement and any special federal income tax consequences of these senior debt securities.

The senior debt securities we may offer will be issued under an indenture, between us and The Bank of New York Mellon Trust Company, N.A (“Bank of New York”), as trustee, or from time to time, in one or more series under an indenture between us and a trustee who will be named in a prospectus supplement. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any indenture and the senior debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time that are permitted under such indenture) and the senior debt securities, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such indenture will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time.

The trustee under the senior debt indenture has two main roles.

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “– Events of Default” and “– Modification and Waiver.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “– Relationship With the Trustee” below for more information about the trustee.

We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the senior debt securities will depend upon the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

The senior debt securities we may offer will rank equally in right of payment with all our other existing and future senior unsecured debt outstanding as of December 1, 2011 including our $178,253,000 aggregate principal amount of 7.625% senior notes due June 1, 2015; our $100,000,000 aggregate principal amount of 7.375% senior notes due February 1, 2034; our $132,144,000 aggregate principal amount of 6.500% senior notes due February 1, 2017; our $50,000,000 aggregate principal amount of 5.00% convertible senior notes due October 15, 2016; our $350,000,000 aggregate principal amount of 4.25% convertible senior notes due

August 15, 2018; our $199,077,000 aggregate principal amount of 3.625% puttable equity-linked senior notes due October 15, 2014; and our guaranty of the borrowings under the Forest City Rental Properties Corporation (“FCRPC”) Third Amended and Restated Credit Agreement dated as of March 30, 2011, (as amended on July 13, 2011, the “Credit Agreement”) pursuant to the Third Amended and Restated Guaranty of Payment of Debt dated as of March 30, 2011 (as amended on July 13, 2011, the “Guaranty” and together with the Credit Agreement, the “Credit Facility”). FCRPC is one of our wholly owned subsidiaries. The senior debt securities will be effectively subordinated to all our existing and future senior secured debt, to the extent of the value securing our senior secured debt.

Although the senior debt securities will be our senior obligations, they will be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries.

The Credit Facility prohibits the payment of principal and interest on any senior debt securities during the existence and continuation of a payment default under the Credit Agreement or the Guaranty. In the event of and during the continuance of payment default under the Credit Agreement, or if a payment default would occur as a result of a distribution, the Credit Agreement prohibits FCRPC from making any distribution to us. The Guaranty will also generally prohibit our redemption or defeasance of our senior debt securities without the consent of the lenders under the Credit Agreement.

General

The applicable prospectus supplement will set forth the price or prices at which the senior debt securities will be issued and will describe the following terms of the senior debt securities, if applicable:

•	the title and series of the senior debt securities;

•	any limit on the aggregate principal amount of the senior debt securities;

•

the identity of the person to whom we will pay any interest on a senior debt security, if it is any person other than the person in whose name the senior debt security is registered at the close of business on the regular record date for the interest payment;

•	the date or dates on which we will pay the principal of the senior debt securities;

•

if the senior debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal of, and any premium and interest on, the senior debt securities;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the senior debt securities, in whole or in part;

•	our obligation, if any, to repurchase or redeem the senior debt securities upon the happening of an event or at your option;

•	if other than the entire principal amount, the portion of the principal amount of the senior debt securities that we will pay upon acceleration of maturity;

•

if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the senior debt securities and the manner in which we will determine the equivalent of the principal amount of the senior debt securities in the currency of the United States for any purpose;

•	if, at our option or your option, we may pay the principal of, or any premium or interest on, the senior debt securities in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

•

if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•	that the senior debt securities, in whole or in any specified part, are defeasible as described below under “– Defeasance and Discharge” or “– Covenant Defeasance,” or under both captions;

•	whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices or other financial measure;

•	whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

•

whether we may issue the senior debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under “– Global Securities,” any circumstances under which we may exchange or transfer any global security, in whole or in part, in the names of persons other than the depositary or its nominee; and

•

any addition to or change in the events of default applicable to the senior debt securities and any change in the right of the trustee or your rights to declare the principal amount of the senior debt securities due and payable.

We may sell senior debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to the senior debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any senior debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

Conversion Rights

We will set forth in an applicable prospectus supplement whether the senior debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

Form, Exchange and Transfer

We will issue the senior debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

At your option, subject to the terms of the senior debt indenture and the limitations applicable to global securities, senior debt securities of each series will be exchangeable for other senior debt securities of the same series of any authorized denomination in the same aggregate principal amount.

Subject to the terms of the senior debt indenture and the limitations applicable to global securities, you may present senior debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint The Bank of New York or such other trustee as named in a prospectus supplement as security registrar, except as otherwise indicated in the applicable prospectus supplement.

If we redeem the senior debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any senior debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any senior debt security selected for redemption, in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part.

Global Securities

Some or all of the senior debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the senior debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the senior debt indenture.

Notwithstanding any provision of the senior debt indenture or any senior debt security, no global security may be exchanged, in whole or in part, for senior debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the senior debt indenture;

•

an event of default, or an event that with notice or lapse of time, or both, will become an event of default, with respect to the senior debt securities represented by the global security has occurred and is continuing;

•	we so request; or

•	other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of senior debt securities represented by the global security for all purposes under that series of senior debt securities and the senior debt indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any series of senior debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated senior debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any series of senior debt securities represented by the global security for any purpose under that series of senior debt securities or the senior debt indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary’s participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of senior debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the senior debt trustee or any agent of ours or the senior debt trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

Unless otherwise stated in the applicable prospectus supplement, we will appoint The Depository Trust Company (“DTC”) as the depositary for the senior debt securities.

We understand that neither DTC nor its nominee will consent or vote with respect to the senior debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC’s nominee to those participants to whose accounts the senior debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

DTC has advised us that it will take any action permitted to be taken by a holder of senior debt securities (including the presentation of senior debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the senior debt securities represented by the global security as to which such participant or participants has or have given such direction.

DTC has also advised us as follows:

•

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “ban king organization” within the meaning of the New York State Banking Law, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants;

•	DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

•	certain participants, or other representatives, together with other entities, own DTC; and

•

indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a senior debt security on any interest payment date will be made to the person in whose name the senior debt security, or one or more predecessor senior debt securities, is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the senior debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Any other paying agents that we initially designate for the senior debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

All moneys that we deposit with the trustee or pay to a paying agent for the payment of the principal of, or any premium or interest on, any senior debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the senior debt security may look only to us for payment of any principal, premium or interest.

Restrictive Covenants

Covenants applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the senior debt indenture will provide that Forest City Enterprises, Inc. may not consolidate with, merge into or reorganize with or into, or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to, any entity, unless all of the following conditions are met.

•

If the successor entity is not Forest City Enterprises, Inc., the successor entity is organized under the laws of any domestic jurisdiction and expressly assumes Forest City Enterprises, Inc.’s obligations under the senior debt indenture.

•

Immediately before and after giving effect to the transaction, and treating any debt that becomes an obligation of ours or the successor entity as a result of the transaction as having been incurred by us or the successor entity at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

•

Immediately after giving effect to the transaction, the consolidated net worth (as defined in the senior debt indenture) of Forest City Enterprises, Inc. or the successor entity is equal to or greater than 90% of Forest City Enterprises, Inc.’s consolidated net worth immediately prior to the transaction.

•

Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, Forest City Enterprises, Inc. could incur at least $1.00 of additional debt under specified financial ratios contained in the senior debt indenture.

•

If, as a result of the transaction, our properties or assets would become subject to a lien or other encumbrance that would not be permitted by the senior debt indenture, Forest City Enterprises, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the senior debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

•	Forest City Enterprises, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the senior debt indenture.

Events of Default

Unless otherwise set forth in the applicable prospectus supplement, each of the following events will constitute an event of default under the senior debt indenture, if applicable:

•	failure to pay principal of, or premium, if any, on, any senior debt security when due;

•	failure to pay any interest on any senior debt security when due that continues for 30 days;

•

failure to perform or observe the covenants in the senior debt indenture, which may relate to dispositions of assets, mergers, consolidations and sales of all or substantially all our assets, or a change of control of the company, as specified in the applicable prospectus supplement;

•	failure to perform other covenants in the senior indenture that continues for 30 days after written notice as provided in the senior debt indenture;

•

a default under any recourse debt by us, individually or in the aggregate, in excess of $10.0 million, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that recourse debt, and (2) results in that recourse debt becoming or being declared due and payable prior to its stated maturity;

•

a default under any non-recourse debt by us, individually or in the aggregate, in excess of 20% of the aggregate principal amount of all of our outstanding non-recourse debt, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that non-recourse debt, or (2) results in that non-recourse debt becoming or being declared due and payable prior to its stated maturity;

•

the rendering of a final judgment or judgments against us or any subsidiary that is not subject to appeal in an amount in excess of $10.0 million that remains undischarged or unstayed for a period of 45 days after the date on which the right to appeal has expired;

•	we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

•	any other event of default specified in the applicable prospectus supplement.

Subject to the provisions of the senior debt indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior debt indenture at the request or direction of any of the holders, unless those holders have offered reasonable indemnity to the trustee. Subject to the provisions of the senior debt indenture relating to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of a series of outstanding senior debt securities may accelerate the maturity of all senior debt securities of that series. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the senior debt securities, or, in the case of any original issue discount security or other senior debt security, a specified amount, will automatically, and without any action by the trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may, under specific circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the senior debt indenture. For a more detailed discussion as to waiver of defaults, see “– Modification and Waiver.”

No holder of any senior debt security will have any right to institute any proceeding with respect to the senior debt indenture or for any remedy under the senior debt indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to that series of senior debt securities;

•

the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the relevant series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee;

•	the trustee has failed to institute the proceeding within 60 days; and

•

the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of the relevant series a direction inconsistent with the holders’ request.

However, these limitations do not apply to a suit instituted by a holder of a senior debt security for enforcement of payment of the principal of, and premium, if any, or interest on, any senior debt security on or after the respective due dates expressed in the senior debt security.

We will be required to furnish to the trustee a statement as to our performance of some of our obligations under the senior debt indenture and as to any default in our performance.

Modification and Waiver

Unless otherwise set forth in the applicable prospectus supplement, we and the trustee may modify and amend the senior debt indenture with the consent of the holders of not less than a majority in aggregate principal amount of any series of outstanding senior debt securities, and, in some instances, we and the trustee may modify and amend the senior debt indenture without the consent of the holders of any series of outstanding senior debt securities. However, we and the trustee may not modify or amend the senior debt indenture without the consent of the holder of each outstanding senior debt security affected by the modification or amendment if the modification or amendment:

•	changes the stated maturity of the principal of, or any installment of interest on, any senior debt security;

•	reduces the principal amount of, or the premium or interest on, any senior debt security;

•	changes the place or currency of payment of principal of, or premium or interest on, any senior debt security;

•	impairs the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•	reduces the percentage of any series of outstanding senior debt securities necessary to modify or amend the senior debt indenture;

•

reduces the percentage of aggregate principal amount of any series of outstanding senior debt securities necessary for waiver of compliance with specified provisions of the senior debt indenture or for waiver of specified defaults; or

•

modifies any other provisions of the senior debt indenture set forth in the applicable prospectus supplement relating to the senior debt securities, except to increase any percentages referred to above or to provide that other provisions of the senior debt indenture cannot be modified or waived without the consent of the holders.

The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive our compliance with specified restrictive provisions of the senior debt indenture. The holders of a majority in aggregate principal amount of any series of outstanding senior debt securities may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or any other default specified in the applicable prospectus supplement.

Defeasance and Discharge

The senior debt indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any senior debt securities of a series, except for the following obligations:

•	to exchange or register the transfer of senior debt securities;

•	to replace stolen, lost or mutilated senior debt securities;

•	to maintain paying agencies; and

•

to hold moneys for payment in trust, upon our deposit in trust for the benefit of the holders of the senior debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the senior debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

Covenant Defeasance

The senior debt indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the senior debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specified events of default related to the senior debt securities of that series will be deemed not to be or result in an event of default. We may only exercise this option if we deposit, in trust for the benefit of the holders of the senior debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and each installment of interest on, the senior debt securities of that series on the stated maturity in accordance with the terms of the senior debt indenture and the senior debt securities of that series. We also must, among other things, deliver to the trustee an opinion of counsel to the effect that holders of the senior debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

If we exercise this option with respect to any senior debt securities of a series and the senior debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations deposited in trust may be insufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

Notices

Unless otherwise specified in the applicable prospectus supplement, notices to the holders of senior debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

Title

Unless otherwise specified in the applicable prospectus supplement, we, the trustee and any agents of ours or the trustee may treat the person in whose name a senior debt security is registered as the absolute owner of the senior debt security, whether or not the senior debt security may be overdue, for the purpose of making payment and for all other purposes.

Relationship with the Trustee

The Bank of New York is our trustee under our current senior debt indenture. If we enter into a new indenture with a different trustee, the applicable prospectus supplement will specify the trustee under the new indenture.

Governing Law

The senior debt indenture and the senior debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES WE MAY OFFER

This section describes the general terms and provisions of the subordinated debt securities that we may issue separately, upon conversion of preferred stock or upon exercise of a debt warrant from time to time in the form of one or more series of subordinated debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the subordinated debt securities offered through that prospectus supplement and any special federal income tax consequences of these subordinated debt securities.

The subordinated debt securities we may offer will be issued under an indenture between us and a subordinated trustee who will be named in a prospectus supplement. The senior subordinated indenture and junior subordinated indenture are sometimes referred to collectively in this prospectus as the “subordinated indentures.” The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any subordinated indenture and the subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable subordinated indenture (and any amendments or supplements we may enter into from time to time that are permitted under such indenture) and the subordinated debt securities, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such subordinated debt indenture will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such subordinated debt indenture as we may adopt from time to time.

The subordinated trustee under each of the subordinated debt indentures has two main roles.

•

First, the subordinated trustee can enforce your rights against us if we default. There are some limitations on the extent to which the subordinated trustee acts on your behalf, which we describe later under “– Events of Default” and “– Modification and Waiver.”

•	Second, the subordinated trustee performs administrative duties for us, such as sending you interest payments and notices.

See “– Relationship With the Subordinated Trustee” below for more information about the trustee.

We currently conduct substantially all of our operations through our subsidiaries. Our ability to pay principal and interest on the subordinated debt securities will depend on the ability of our subsidiaries to distribute their income to us. Some of our subsidiaries are subject to financial covenants that may limit or prohibit their ability to make loans, advances, dividends or distributions to us.

The junior subordinated debt securities we may offer, if any, will be subordinated in right of payment to all senior debt (as defined under “– Definitions”), and the senior subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined under “– Definitions”). For a more detailed discussion of this subordination, see “– Subordination of Subordinated Debt Securities.”

The senior indebtedness outstanding as of December 1, 2011 is our $178,253,000 aggregate principal amount of 7.625% senior notes due June 1, 2015; our $100,000,000 aggregate principal amount of 7.375% senior notes due February 1, 2034; our $132,144,000 aggregate principal amount of 6.500% senior notes due February 1, 2017; our $50,000,000 aggregate principal amount of 5.00% convertible senior notes due October 15, 2016; our $350,000,000 aggregate principal amount of 4.25% convertible senior notes due August 15, 2018; our $199,077,000 aggregate principal amount of 3.625% puttable equity-linked senior notes due October 15, 2014; and our guaranty of the borrowings under the Credit Agreement pursuant to the Guaranty. The senior debt outstanding as of December 1, 2011 is, in addition to the senior indebtedness outstanding as of that date, our guaranty of the $29,000,000 of Subordinate Tax Revenue Bonds due December 1, 2013. The holders of subordinated debt securities, including senior subordinated debt securities, will also be effectively subordinated to all existing and future debt and other liabilities, including trade payables and capital lease obligations, of our subsidiaries.

General

The subordinated indentures will provide that we may issue subordinated debt securities in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the subordinated debt securities of any series. The subordinated debt securities will have terms and provisions that are not inconsistent with the subordinated indentures, including as to maturity, principal and interest, as we may determine.

The applicable prospectus supplement will set forth whether the subordinated debt securities will be senior subordinated debt securities or junior subordinated debt securities and the price or prices at which we will issue the subordinated debt securities. The applicable prospectus supplement will also describe the following terms of the subordinated debt securities, if applicable:

•	the title and series of the subordinated debt securities;

•	any limit on the aggregate principal amount of the subordinated debt securities or the series of which they are a part;

•

the identity of the person to whom we will pay any interest on a subordinated debt security, if it is any person other than the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the interest payment;

•	the date or dates on which we will pay the principal of the subordinated debt securities;

•

if the subordinated debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal of, and any premium and interest on, the subordinated debt securities;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the subordinated debt securities, in whole or in part;

•

our obligation, if any, to redeem or purchase the subordinated debt securities in connection with any sinking fund or similar provision or at the option of the holder, and the period or periods within which, the price or prices at which, and the terms and conditions on which, we will redeem or repurchase any of the subordinated debt securities, in whole or in part, in connection with this obligation;

•	the denominations in which we will issue the subordinated debt securities, if other than denominations and integral multiples of $1,000;

•	the index or formula, if any, that we will use to determine the amount of principal of, or any premium or interest on, the subordinated debt securities;

•

if other than the currency of the United States, the currency, currencies or currency units in which we will pay the principal of, or any premium or interest on, the subordinated debt securities and the manner in which we will determine the equivalent of the principal amount of the subordinated debt securities in the currency of the United States for any purpose;

•

if, at our option or your option, we may pay the principal of, or any premium or interest on, the subordinated debt securities in one or more currencies or currency units other than those in which the subordinated debt securities are stated to be payable, the currency, currencies or currency units in which we will pay, at our option or your option, these amounts, the periods within which and the terms and conditions upon which the election must be made by us or you, and the amount that we will pay or the manner in which we will determine the amount;

•	if other than the entire principal amount, the portion of the principal amount of the subordinated debt securities that we will pay upon acceleration of maturity;

•

if the principal amount payable at the stated maturity of the subordinated debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•

that the subordinated debt securities, in whole or any specified part, are defeasible under the provisions of the applicable subordinated indenture described below under “– Defeasance and Discharge” or “– Covenant Defeasance,” or under both captions;

•	whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices, or other financial measure;

•	whether the principal or interest may be payable, in whole or in part, in securities of another issuer;

•

whether we may issue the subordinated debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under “– Global Securities,” any circumstances under which we may exchange or transfer any global security, in whole or in part, for securities in the names of persons other than the depositary or its nominee; and

•

any addition to or change in the events of default applicable to the subordinated debt securities and any change in the right of the subordinated trustee or the holders of the subordinated debt securities to declare the principal amount of the subordinated debt securities due and payable.

We may sell subordinated debt securities at a substantial discount to their principal amount. We will describe any special United States federal income tax considerations applicable to subordinated debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we will describe any special United States federal income tax or other considerations applicable to any subordinated debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

Definitions

Unless otherwise indicated in the applicable prospectus supplement, the following definitions are applicable to the subordinated indentures relating to the subordinated debt securities. You should refer to the applicable subordinated indenture for the full definition of each term.

“Debt” means, without duplication, with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent:

•	every obligation of that person or entity for money borrowed;

•

every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•	every obligation of that person or entity issued or assumed as the deferred purchase price of property or services;

•

all indebtedness of that person or entity, whether incurred on or prior to the date of the applicable subordinated indenture or incurred later, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

•

every obligation of the type referred to in the foregoing clauses of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise;

provided that this definition does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Senior debt” means the principal of, and premium, if any, and interest if any, on debt (as defined above), whether incurred on or prior to the date of the junior subordinated indenture or created later, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other debt that is equal with, or subordinated to, the junior subordinated debt securities. Senior debt will not include any debt (as defined above) that, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to us, debt to any of our employees, and the junior subordinated debt securities.

“Senior indebtedness” means the principal of, and premium, if any, and interest on all indebtedness for borrowed money, whether incurred on or prior to the date of the senior subordinated indenture or incurred later, excluding (a) the subordinated debt securities and (b) obligations that by their terms are not superior in right of payment to the senior subordinated securities or to other indebtedness that is equal with, or subordinated to, the senior subordinated securities. The term “indebtedness for money borrowed” as used in the prior sentence means any obligation of, or any obligation guaranteed by, Forest City Enterprises, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

Neither subordinated indenture limits or prohibits the incurrence of additional senior debt or senior indebtedness, either of which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of ours. In connection with the future issuances of securities, the subordinated indentures may be amended or supplemented to limit the amount of indebtedness incurred by us.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion Rights

We will set forth in an applicable prospectus supplement whether the subordinated debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

Senior Subordinated Debt Securities

The senior subordinated debt indenture may provide that the senior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior indebtedness, which, as of December 1, 2011 is our $178,253,000 aggregate principal amount of 7.625% senior notes due June 1, 2015; our $100,000,000 aggregate principal amount of 7.375% senior notes due February 1, 2034; our $132,144,000 aggregate principal amount of 6.500% senior notes due February 1, 2017; our $50,000,000 aggregate principal amount of 5.00% convertible senior notes due October 15, 2016; our $350,000,000 aggregate principal amount of 4.25% convertible senior notes due August 15, 2018; our $199,077,000 aggregate principal amount of 3.625% puttable equity-linked senior notes due October 15, 2014; and our guaranty of the borrowings under the Credit Agreement pursuant to the Guaranty, and any senior debt securities that we may issue under the senior debt indenture.

The holders of all senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the senior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the senior subordinated debt securities in the following circumstances:

•

upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Enterprises, Inc.;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any senior subordinated debt securities have been declared due and payable before their stated maturity.

By reason of this subordination, in the event of liquidation or insolvency, holders of senior subordinated debt securities may recover less than holders of senior indebtedness and may recover more than the holders of junior subordinated debt securities.

For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a senior subordinated debt security will be deemed to constitute payment upon the principal of the senior subordinated debt security.

Junior Subordinated Debt Securities

The junior subordinated debt indenture may provide that the junior subordinated debt securities are subordinate in right of payment to the prior payment in full of all senior debt, including any senior subordinated debt securities that we may issue under the senior subordinated debt indenture.

The holders of all senior debt outstanding at the time of acceleration will first be entitled to receive payment in full of all amounts due on the senior debt before the holders of the junior subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the junior subordinated debt securities in the following circumstances:

•

upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City Enterprises, Inc.;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any junior subordinated debt securities have been declared due and payable before their stated maturity.

By reason of this subordination, in the event of liquidation or insolvency, holders of junior subordinated debt securities may recover less than holders of senior debt, including the holders of any senior subordinated debt securities.

For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities, other than stock and some of our subordinated securities, upon conversion or exchange of a junior subordinated debt security will be deemed to constitute payment upon the principal of the junior subordinated debt security.

Form, Exchange and Transfer

We will issue the subordinated debt securities, if any, of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000.

At the option of the holder, subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, subordinated debt securities of each series will be exchangeable for other subordinated debt securities of the same series of any authorized denomination in the same aggregate principal amount.

Subject to the terms of the applicable subordinated indenture and the limitations applicable to global securities, you may present subordinated debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of subordinated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar or transfer agent will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange. We will appoint a security registrar, as indicated in the applicable prospectus supplement. Any transfer agent that we initially designate for any subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

If we redeem the subordinated debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any subordinated debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or register the transfer of, or exchange, any subordinated debt security selected for redemption, in whole or in part, except the unredeemed portion of any subordinated debt security being redeemed in part.

Global Securities

Some or all of the subordinated debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the subordinated debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the applicable subordinated indenture.

Notwithstanding any provision of the applicable subordinated indenture or any subordinated debt security, no global security may be exchanged, in whole or in part, for subordinated debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the applicable subordinated indenture;

•	an event of default with respect to the subordinated debt securities of a series represented by the global security has occurred and is continuing; or

•	other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of subordinated debt securities represented by the global security for all purposes under the subordinated debt securities and the applicable subordinated indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any subordinated debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated subordinated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any subordinated debt securities represented by the global security for any purpose under the subordinated debt securities or the applicable subordinated indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary’s participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the series of subordinated debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the subordinated trustee or any agent of ours or the subordinated trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

Unless otherwise stated in the applicable prospectus supplement, we will appoint DTC as the depositary for the subordinated debt securities.

We understand that neither DTC nor its nominee will consent or vote with respect to the subordinated debt securities. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights of DTC’s nominee to those participants to whose accounts the subordinated debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

DTC has advised us that it will take any action permitted to be taken by a holder of subordinated debt securities (including the presentation of subordinated debt securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the global security are credited and only in respect of such portion of the principal amount of the subordinated debt securities represented by the global security as to which such participant or participants has or have given such direction.

DTC has also advised us as follows:

•

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “banking organization” within the meaning of the New York State Banking Law, a clearing corporation within the meaning of the Uniform Commercial Code, as amended, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants;

•	DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

•	certain participants, or other representatives, together with other entities, own DTC; and

•

indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a subordinated debt security on any interest payment date will be made to the person in whose name the subordinated debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the subordinated debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the subordinated trustee in The City of New York will be designated as our sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents that we initially designate for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

All moneys that we pay to a paying agent for the payment of the principal of, or any premium or interest on, any subordinated debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the subordinated debt security may look only to us for payment of any principal, premium or interest.

Restrictive Covenants

We will include covenants specific to a particular series of subordinated debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the subordinated indentures will provide that Forest City Enterprises, Inc. may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, and may not permit any entity to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to Forest City Enterprises, Inc., unless all of the following conditions are met.

•

If the successor entity is not Forest City Enterprises, Inc., the successor entity is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes Forest City Enterprises, Inc.’s obligations on the subordinated debt securities and under the subordinated indentures.

•

Immediately after giving effect to the transaction, and treating any debt that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

•

If, as a result of the transaction, the properties or assets of Forest City Enterprises, Inc. would become subject to a lien or other encumbrance that would not be permitted by the applicable subordinated indenture, Forest City Enterprises, Inc. or the successor entity, as the case may be, takes the steps necessary to secure the subordinated debt securities equally and ratably with, or prior to, the indebtedness secured by the lien or other encumbrance.

•

Forest City Enterprises, Inc. delivers to the subordinated trustee an officers’ certificate and an opinion of counsel, both of which state that the transaction complies with the terms of the applicable subordinated indenture.

Events of Default

Unless otherwise set forth in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable subordinated indenture with respect to subordinated debt securities of any series, if applicable:

•

failure to pay principal of, or premium, if any, on, any subordinated debt security of that series when due, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

•

failure to pay any interest on any subordinated debt securities of that series when due that continues for 30 days, whether or not the payment is prohibited by the subordination provisions of the applicable subordinated indenture;

•

failure to deposit any sinking fund payment when due on any subordinated debt security of that series, whether or not the deposit is prohibited by the subordination provisions of the applicable subordinated indenture;

•

failure to perform any other covenant in the applicable subordinated indenture, other than a covenant included in the applicable subordinated indenture solely for the benefit of a series other than that series, that continues for 60 days after written notice has been given by the subordinated trustee or the holders of at least 10% in aggregate principal amount of the outstanding subordinated debt securities of that series as provided in the applicable indenture;

•

a default under any recourse debt by us, individually or in the aggregate, in excess of $10.0 million, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that recourse debt, and (2) results in that recourse debt becoming or being declared due and payable prior to its stated maturity;

•

a default under any non-recourse debt by us, individually or in the aggregate, in excess of 20% of the aggregate principal amount of all of our outstanding non-recourse debt, which default (1) constitutes a failure to pay when due, subject to any applicable grace period, any portion of the principal of that non-recourse debt, or (2) results in that non-recourse debt becoming or being declared due and payable prior to its stated maturity;

•	we or any of our significant subsidiaries file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and

•	any other event of default specified in the applicable prospectus supplement.

If any event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the applicable series, by notice as provided in the applicable subordinated indenture, may declare the principal amount of the subordinated debt securities of that series to be due and payable immediately. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the subordinated debt securities of the applicable series, or, in the case of any original issue discount security or other subordinated debt security, a specified amount, will automatically, and without any action by the subordinated trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may, under specified circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the applicable subordinated indenture. For a more detailed discussion as to waiver of defaults, see “– Modification and Waiver.”

Subject to the provisions of the applicable subordinated indenture relating to the duties of the subordinated trustee in case an event of default occurs and is continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the applicable subordinated indenture at the request or direction of any of the holders, unless the holders have offered to the subordinated trustee reasonable indemnity. Subject to the provisions of the applicable subordinated indenture relating to the indemnification of the subordinated trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the subordinated debt securities of that series.

No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the applicable subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	the holder has previously given to the subordinated trustee written notice of a continuing event of default with respect to the subordinated debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made a written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee;

•	the subordinated trustee has failed to institute the proceeding; and

•

the subordinated trustee has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with the request within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on such subordinated debt security on or after the applicable due date specified in the debt security.

We will be required to furnish to the subordinated trustee annually a statement as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of each subordinated indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless otherwise set forth in the applicable prospectus supplement, we and the subordinated trustee may modify and amend the applicable subordinated indenture with the consent of holders of not less than a majority in aggregate principal amount of any series of outstanding subordinated debt securities, and, in some instances, we and the subordinated trustee may modify and amend the subordinated indenture without the consent of the holders of any series of outstanding subordinated debt securities. However, we and the subordinated trustee may not modify or amend the subordinated indenture without the consent of the holder of each outstanding subordinated debt security affected by the modification or amendment if the modification or amendment:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated debt security;

•	reduces the principal amount of, or any premium or interest on, any subordinated debt security;

•	reduces the amount of principal of an original issue discount security or any other subordinated debt security payable upon acceleration of maturity;

•	changes the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security;

•	impairs the right to institute suit for the enforcement of any payment on or with respect to any subordinated debt security;

•	reduces the percentage of outstanding subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable subordinated indenture;

•

reduces the percentage of outstanding subordinated debt securities of any series necessary for waiver of compliance with specified provisions of the applicable subordinated indenture or for waiver of specified defaults;

•

modifies the provisions relating to modification and waiver in any other respect except to increase any required percentage referred to above or to add to the provisions that cannot be changed or modified without the consent of the holders; or

•

in the case of convertible subordinated debt securities, makes any change that adversely affects the right to convert any subordinated debt security, except as permitted by the applicable subordinated indenture, or decreases the conversion rate or increases the conversion price of any subordinated debt security.

Each subordinated indenture will provide that the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive our compliance with specified restrictive provisions of the applicable subordinated indenture. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive any past default with respect to that series under the applicable subordinated indenture, except a default in the payment of principal, premium or interest and specified covenants and provisions of the applicable subordinated indenture that cannot be amended without the consent of the holder of each outstanding subordinated debt security of the affected series.

Defeasance and Discharge

The applicable subordinated indenture will provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to any subordinated debt securities of a series, including the provisions relating to subordination, except for the following obligations:

•	to exchange or register the transfer of subordinated debt securities;

•	to replace stolen, lost or mutilated subordinated debt securities;

•	to maintain paying agencies; and

•

to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the subordinated debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities of that series on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the subordinated trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the subordinated debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

Covenant Defeasance

The applicable subordinated indenture will provide that, at our option, we may omit to comply with specified restrictive covenants related to the subordinated debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specific events of default that are described above under “– Events of Default” and any that may be described in the applicable prospectus supplement that are related to the subordinated debt securities, will be deemed not to be or result in an event of default. If this occurs, the provisions relating to subordination will cease to be effective with respect to any subordinated debt securities. We may only exercise this option if we deposit, in trust for the benefit of the holders of the subordinated debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, the subordinated debt securities on the stated maturity in accordance with the terms of the applicable subordinated indenture and the subordinated debt securities of that series. We also must, among other things, deliver to the subordinated trustee an opinion of counsel to the effect that holders of the subordinated debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

If we exercise this option with respect to any subordinated debt securities of a series and the subordinated debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust may be insufficient to pay amounts due on the subordinated debt securities at the time of their respective stated maturities but is not sufficient to pay amounts due on the subordinated debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

Notices

Unless otherwise set forth in the applicable prospectus supplement, notices to the holders of subordinated debt securities will be given by mail to the addresses of those holders as they may appear in the security register.

Title

Unless otherwise set forth in the applicable prospectus supplement, we, the subordinated trustee and any agents of ours or the subordinated trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of the subordinated debt security, whether or not the subordinated debt security may be overdue, for the purpose of making payment and for all other purposes.

Relationships with the Subordinated Trustee

The subordinated trustee under the senior subordinated indenture and the junior subordinated indenture will be specified in a prospectus supplement.

Governing Law

The subordinated indentures and the subordinated debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security or upon exercise of an equity warrant. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any shares of preferred stock offered through that prospectus supplement and any special federal income tax consequences of those shares of preferred stock. We will file an amendment to our Amended Articles of Incorporation that contains the terms of each series of preferred stock each time we issue a new series of preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including any dividend, redemption, liquidation, sinking fund and conversion rights. The description set forth below is not complete and is subject to the amendments to our Amended Articles of Incorporation fixing the preferences, limitations and relative rights of a particular series of preferred stock. You should refer to these amendments for specific information on the preferred stock. See “Where You Can Find More Information” for information on how to obtain copies of amendments to our Amended Articles of Incorporation.

General

Under our Amended Articles of Incorporation, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, without par value, in multiple series without the approval of shareholders with any designation, powers, privileges, preferences and rights, as well as any applicable qualifications, limitations or restrictions, as may be fixed by the board of directors. At December 1, 2011, there were authorized 6,400,000 shares of our 7.0% Series A Perpetual Convertible Preferred Stock, without par value, $50 liquidation preference, of with 4,399,998 shares were issued and outstanding.

The preferred stock we may offer, if any, will have the dividend, redemption, liquidation, sinking fund and conversion rights set forth below unless otherwise provided in the applicable prospectus supplement. You should refer to the applicable prospectus supplement relating to the particular series of preferred stock offered by that prospectus supplement for specific terms, which may include:

•	the designation and authorized number of shares of each series;

•	the title and liquidation preference per share;

•	the number of shares offered;

•	the price at which the shares of each series will be issued;

•	the dividend rate, if any, the dates on which we will pay dividends and the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions of each series;

•	any conversion or exchange rights; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of each series.

The shares of preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our Class A common stock and our Class B common stock.

Dividend Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for the payment of dividends, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on our Class A or Class B common stock unless the accrued dividends on each series of preferred stock have been declared and paid.

Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Rights Upon Liquidation

Upon any dissolution, liquidation or “winding up” of Forest City Enterprises, Inc., the holders of each series of preferred stock will be entitled to receive out of its assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on Class A common stock or Class B common stock, the amount per share fixed by the board of directors for that series of preferred stock, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the shares of preferred stock into our Class A common stock or other securities prior to the date fixed for redemption.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion Rights

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of Class A common stock or, if applicable, other securities. Unless otherwise indicated in the applicable prospectus supplement, the preferred stock will have no preemptive rights.

Voting Rights

Under ordinary circumstances, the holders of preferred stock have no voting rights except as required by law. However, if dividends on the preferred stock are in arrears for an aggregate of six quarterly dividends, the holders of the preferred stock, voting as a class, will become entitled to elect two directors until the time as the arrearages are paid and current dividends paid or declared and funded. The applicable prospectus supplement may provide additional voting rights for holders of preferred stock.

Transfer Agent and Registrar

We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of preferred stock have the right to vote on any matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue depositary shares that each represent a fraction of a share of a particular series of preferred stock. This section describes the general terms and provisions of the depositary shares that we may issue. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any depositary shares offered through that prospectus supplement and any special federal income tax consequences of those depositary shares.

The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any deposit agreement between us and a depositary is a summary thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable deposit agreement (and any amendments we may enter into from time to time) and the depositary shares, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such deposit agreement will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments to such deposit agreement as we may adopt from time to time.

General

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, redemption, subscription and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders to all the rights pertaining to, definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of the depositary shares owned by the holders of the depositary shares. The depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the depositary, without liability for interest thereon, and will be added to and treated as part of the sum next received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to the distribution, in amounts as are, as nearly as practicable, in proportion to the number of depositary shares owned by each holder, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, adopt any method that it deems equitable and practical, including the sale of the property and the distribution of the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, the holder of the depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary, paying taxes, charges and fees provided for in the deposit agreement and complying with any other requirements of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement for the series of preferred stock, but holders of whole shares of the preferred stock will not be entitled to receive depositary shares at a later time in exchange for whole shares of preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the series of preferred stock held by the depositary in accordance with the terms of the deposit agreement. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or by any other method that may be determined by the depositary to be equitable.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon redemption and any money, securities, or other property to which the holders of the depositary shares were entitled upon redemption. To receive this money, securities or property, the holder must surrender the depositary receipts evidencing the depositary shares to the depositary.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date for that series of preferred stock will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of whole shares of that series of preferred stock represented by the holder’s depositary shares. The depositary will attempt, as practicable, to vote the amount of whole shares of that series of preferred stock represented by the depositary shares in accordance with each holder’s instructions. We will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holder of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding under the deposit agreement. We or the depositary may terminate the deposit agreement only if:

•	all outstanding depositary shares under the deposit agreement have been redeemed; or

•

there has been a final distribution on the preferred stock in connection with any liquidation, dissolution or winding up of Forest City Enterprises, Inc. and the distribution has been distributed to the holders of depositary receipts.

Charges and Expenses of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock at our option and any withdrawals of preferred stock by the holders of depositary shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and any other charges as may be expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary and its acceptance of the appointment as provided in the deposit agreement. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50.0 million.

Miscellaneous

We will deliver, at our expense, all notices and reports required by law, by the rules of any national securities exchange upon which the preferred stock, the depositary shares or the depositary receipts are listed or by our Amended Articles of Incorporation to be furnished to the record holders of preferred stock.

As provided in the deposit agreement, neither we nor the depositary will be liable if prevented or delayed by law or any other circumstance beyond our or its control in performing obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder. The depositary will not be obligated to prosecute or defend any legal proceeding on any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF CLASS A COMMON STOCK WE MAY OFFER

This section describes the general terms and provisions of the shares of our Class A common stock that we may issue separately, upon conversion of a senior debt security, upon conversion of a subordinated debt security, upon conversion of preferred stock or upon exercise of an equity warrant. The description set forth below of our Class A common stock and Class B common stock are summaries and are qualified by reference to our Amended Articles of Incorporation. You should refer to our Amended Articles of Incorporation for specific information about our Class A common stock. See “Where You Can Find More Information” for information on how to obtain a copy of our Amended Articles of Incorporation.

Our Amended Articles of Incorporation authorize the issuance of (i) 371,000,000 shares of our Class A common stock, of which, at December 1, 2011, 150,266,719 shares were issued, 110,579 shares were held in treasury and 150,156,140 shares were outstanding and were held of record by 1,033 shareholders, and (ii) 56,000,000 shares of our Class B common stock, which are convertible on a share-for-share basis into Class A common stock, of which, at December 1, 2011, 20,959,481 shares were issued, no shares were held in treasury and 20,959,481 shares were outstanding and were held of record by 444 shareholders.

General

Except as described below, the shares of our Class A common stock and the shares of our Class B common stock are in all respects identical. The holders of our Class A common stock and Class B common stock are entitled to participate in any dividend, reclassification, merger, consolidation, reorganization, recapitalization, liquidation, dissolution or winding up of our affairs, share-for-share, without priority or other distinction between classes.

Both the Class A common stock and Class B common stock are listed on the New York Stock Exchange. As of December 1, 2011, Class A common stock accounted for approximately 88% of the total number of shares of common stock outstanding.

Dividends

Our board of directors is not required to declare a regular cash dividend in any fiscal year. The Class A common stock and Class B common stock will participate equally on a share-for-share basis in any and all cash and non-cash dividends paid, other than as described below. No cash dividend can be paid on a class of common stock until provision is made for payment of a dividend of at least an equal amount on a share-for-share basis on the other class of common stock. If our board of directors determines to declare any stock dividend with respect to either class of common stock, it must at the same time declare a proportionate stock dividend with respect to the other class of common stock. If the shares of either class of common stock are combined or subdivided, the shares of the other class of common stock must be combined or subdivided in an equivalent manner. In the discretion of our board of directors, dividends payable in Class A common stock may be paid with respect to shares of either class of common stock, but dividends payable in Class B common stock may be paid only with respect to shares of our Class B common stock.

Voting Rights

The holders of the Class A common stock, voting as a separate class, are entitled to elect 25% of the directors rounded up to the nearest whole number. All other directors are elected by the holders of the Class B common stock voting as a separate class. Cumulative voting for the election of directors is provided by Ohio law if notice in writing is given by any shareholder to the president, a vice president or the secretary not less than 48 hours before the time fixed for the holding of the meeting that the shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which such shareholder belongs, and if an announcement of the giving of the notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect for a class, each holder of shares of that class will have the right to accumulate the voting power that such shareholder possesses at the election with respect to shares of that class. This means that each holder of shares of our Class A common stock or Class B common stock, as the case may be, will have as many votes as equal the number of shares of that class of common stock owned by the holder multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in the proportion as the holder may desire.

If the number of outstanding shares of our Class A common stock is, as of the record date for any shareholder meeting at which directors will be elected, less than 10% of the combined outstanding shares of our Class A and Class B common stock, then the holders of our Class A common stock will not have the right to elect 25% of the directors. If this occurs, the holders of our Class A common stock and the holders of our Class B common stock would vote together as a single class in the election of all directors, with each Class A share having one vote and each Class B share having ten votes.

Further, if that the number of outstanding shares of our Class B common stock as of the above-mentioned record date is less than 500,000 shares, the holders of our Class B common stock will not have the right to elect 75% of the directors. If this occurs, the holders of our Class A common stock would continue to vote as a separate class to elect 25% of the directors rounded up to the nearest whole number, and the holders of our Class A and Class B common stock would vote together as a single class in the election of the remaining directors, with each Class A share having one vote and each Class B share having ten votes.

The holders of our Class A common stock and the holders of our Class B common stock are entitled to vote as separate classes:

•	for the election of directors (subject to exceptions described above);

•

to amend our Amended Articles of Incorporation or our Code of Regulations or approve a merger or consolidation of us with or into another corporation if the amendment, merger or consolidation would adversely affect the rights, preferences, privileges or restrictions granted or imposed with respect to the particular class; and

•	on all matters as to which class voting may be required by applicable Ohio law.

The holders of the Class A common stock vote together with the holders of the Class B common stock as a single class on all matters that are submitted to shareholder vote, except as discussed above. When all holders of our shares vote as a single class, each Class A share has one vote and each Class B share has ten votes.

Conversion

Holders of shares of our Class B common stock are entitled to convert, at any time and at their election, each share of Class B common stock into one share of our Class A common stock. Shares of Class A common stock are not convertible.

Other Terms

Our shareholders have no preemptive or other rights to subscribe for additional shares of our voting securities, except for the conversion rights of Class B common stock described above and conversion or put rights that may be granted to holders of our debt securities and preferred stock, if any. Upon any liquidation, dissolution or winding up of Forest City Enterprises, Inc., the assets legally available for distribution to holders of all classes of common stock are distributable ratably among the holders of the shares of all classes of common stock outstanding at the time. No class of common stock is subject to redemption.

Transfer Agent

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., St. Paul, Minnesota, currently serves as transfer agent for our common stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section describes the general terms and provisions of the warrants we may issue for the purchase of senior debt securities, subordinated debt securities, Class A common stock or preferred stock. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants.

Unless we specify otherwise in the applicable prospectus supplement, such warrant agreement will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments to such warrant agreement as we may adopt from time to time.

Debt Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Equity Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue shares of preferred stock, shares of Class A common stock, or other securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or applicable number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the securities by virtue of ownership of warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates and shareholders, in a rights offering or an “At-the-Market” offering;

•	through agents;

•	through brokers or dealers as part of, or in connection with, derivative transactions; or

•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing marker prices; or

•	at negotiated prices.

The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, brokers, dealers or agents participating in the offering;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm-commitment or best-efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specified conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from specified types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may sell securities as part of, or in connection with, our entering into a derivative transaction with a financial institution. The financial institution may hedge its position by making sales of securities covered by this prospectus.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

At-the-Market Offerings

We may offer our securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, brokers, dealers and agents may participate in at-the-market offerings.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, various legal matters incident to the issuance and validity of the securities offered by the applicable prospectus supplement are subject to the opinions of Geralyn Presti, our Senior Vice President, General Counsel and Secretary, and Thompson Hine LLP, Cleveland, Ohio. As of December 1, 2011, Ms. Presti owned 24,960 shares of our Class A common stock, including 16,091 restricted shares, 1,236 shares of our Class B common stock and 72,343 options to purchase shares of our Class A common stock. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Forest City Enterprises, Inc. for the fiscal year ended January 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements of Nets Sports and Entertainment, LLC and subsidiaries incorporated in this prospectus by reference to Exhibit 23 of Forest City Enterprises, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$125,000,000

FOREST CITY ENTERPRISES, INC.

7.375% SENIOR NOTES DUE 2034

Joint Book-Running Managers

Morgan Stanley

BofA Merrill Lynch

Barclays

Co-Managers

RBC Capital Markets

PNC Capital Markets LLC

KeyBanc Capital Markets